                                                                   EXHIBIT 4.2





                                _______________

                          PASS-THROUGH TRUST AGREEMENT
                                _______________



                                    between



                      NATIONAL TENANT FINANCE CORPORATION
                                  as Depositor


                                     and


                   UNITED STATES TRUST COMPANY OF NEW YORK
                                  as Trustee


                         _____________________________

                         Dated as of ________ __, 199_
                         _____________________________



                                   $_________
                       Mortgage Pass-Through Certificates

                             (___________________)
                                 Series 199_-__

       _________________________________________________________________

                             CROSS REFERENCE SHEET


TIA Section                                                      Trust Agreement Section
- -----------                                                      -----------------------
310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . .                  8.07
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . .                  8.07
   (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . .                  8.06
   (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . .                    *
   (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . .                  8.07
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  8.07; 8.08; 11.07
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  Inapplicable
311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    *
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    *
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  Inapplicable
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  3.02
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    *
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    *
313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  8.15
   (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . .                    *
   (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . .                    *
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  8.15; 11.07
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  8.15
314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    *
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    *
   (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . .                  11.12
   (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . .                  11.12
   (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . .                    *
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    *
   (e)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  11.13
   (f)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    *
315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  8.01
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  7.03
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  8.01
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  8.01
   (e)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    *
316(a) last sentence  . . . . . . . . . . . . . . . . . . .                  Definition of "Certificateholder"
   (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . .                  7.04
   (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . .                  7.02
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . .                  Inapplicable
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  7.05
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    *
317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . .                    *
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . .                    *
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  3.05

TIA Section                                                           Trust Agreement Section
- -----------                                                           -----------------------
318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  11.11
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    *
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  11.11
- ----------------------

* Intentionally deleted.

                               TABLE OF CONTENTS

                                                                            Page
                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section         1.01.      Definitions  . . . . . . . . . . . . . . . . . .    1
Section         1.02.      Incorporation by Reference of
                             Trust Indenture Act.   . . . . . . . . . . . .   11
Section         1.03.      Acts of Holders.   . . . . . . . . . . . . . . .   12

                                   ARTICLE II
                 CONVEYANCE OF MORTGAGE LOAN[S]; TRUST PROPERTY

Section         2.01.      Conveyance of Mortgage Note[s].  . . . . . . . .   13
Section         2.02.      Acceptance by Pass-Through Trustee.  . . . . . .   13
Section         2.03.      Trust Property.  . . . . . . . . . . . . . . . .   14
Section         2.04.      Limitation of Powers.  . . . . . . . . . . . . .   14

                                  ARTICLE III
                                THE CERTIFICATES

Section         3.01.      The Certificates.  . . . . . . . . . . . . . . .   14
Section         3.02.      Registration of Transfer and Exchange
                             of Certificates.   . . . . . . . . . . . . . .   17
Section         3.03.      Mutilated, Destroyed, Lost or Stolen
                             Certificates.  . . . . . . . . . . . . . . . .   19
Section         3.04.      Persons Deemed Owners.   . . . . . . . . . . . .   19
Section         3.05.      Appointment of Paying Agent.   . . . . . . . . .   19
Section         3.06.      Certificates Issuable in the Form
                              of a Registered Global Certificate.   . . . .   19
Section         3.07.      Temporary Securities.  . . . . . . . . . . . . .   21

                                   ARTICLE IV
                       RECEIPT AND DISTRIBUTION OF INCOME
                      AND PROCEEDS FROM THE TRUST PROPERTY

Section         4.01.      Calculation of Distributions.  . . . . . . . . .   22
Section         4.02.      Collection of Mortgage Note Payments;
                             Investment.  . . . . . . . . . . . . . . . . .   22
Section         4.03.      Establishment of Certificate Account;
                             Deposits in Certificate Account. . . . . . . .   22
Section         4.04.      Permitted Withdrawals From the Certificate
                             Account.   . . . . . . . . . . . . . . . . . .   23
Section         4.05.      Action Concerning Defaulted Mortgage Loan.   . .   24
Section         4.06.      Trustee Compensation   . . . . . . . . . . . . .   24
Section         4.07.      Rights of the Certificateholders   . . . . . . .   24


                                   ARTICLE V
                       PAYMENTS TO THE CERTIFICATEHOLDERS

Section         5.01.      Distributions.   . . . . . . . . . . . . . . . .   25
Section         5.02.      Statements to Certificateholders . . . . . . . .   26
Section         5.03.      Advances by Pass-Through Trustee   . . . . . . .   26

                                   ARTICLE VI
                                 THE DEPOSITOR

Section         6.01.      Maintaining Corporate Existence of the
                             Depositor.   . . . . . . . . . . . . . . . . .   27
Section         6.02.      Limitation on Liability of the Depositor.  . . .   27

                                  ARTICLE VII
                                    DEFAULT

Section         7.01.      Events of Default.   . . . . . . . . . . . . . .   28
Section         7.02.      Waiver of Defaults.  . . . . . . . . . . . . . .   29
Section         7.03.      Notification to Certificateholders.  . . . . . .   29
Section         7.04.      Rights of Certificateholders to Direct
                             Proceedings  . . . . . . . . . . . . . . . . .   29
Section         7.05.      Rights of Certificateholders to
                             Receive Payment  . . . . . . . . . . . . . . .   30
Section         7.06.      Remedies Cumulative  . . . . . . . . . . . . . .   30
Section         7.07.      Pass-Through Trustee Default.  . . . . . . . . .   30
Section         7.08.      Notice to Tenant[s] and Kmart.   . . . . . . . .   31

                                  ARTICLE VIII
                      CONCERNING THE PASS-THROUGH TRUSTEE
                           AND THE COLLATERAL TRUSTEE

Section         8.01.      Duties of Pass-Through Trustee.  . . . . . . . .   31
Section         8.02.      Certain Matters Affecting Pass-Through
                             Trustee.   . . . . . . . . . . . . . . . . . .   32
Section         8.03.      Pass-Through Trustee Not Liable for
                             Certificates or Mortgage Note[s].  . . . . . .   34
Section         8.04.      Pass-Through Trustee May Own Certificates.   . .   34
Section         8.05.      Pass-Through Trustee's Fee and Expenses.   . . .   34
Section         8.06.      Action by Co-Trustee.  . . . . . . . . . . . . .   35
Section         8.07.      Eligibility Requirements for Pass-Through
                             Trustee.   . . . . . . . . . . . . . . . . . .   36
Section         8.08.      Resignation and Removal of Pass-Through
                             Trustee and Collateral Trustee.  . . . . . . .   36
Section         8.09.      Successor Pass-Through Trustee.  . . . . . . . .   38
Section         8.10.      Merger or Consolidation of Pass-Through
                             Trustee.   . . . . . . . . . . . . . . . . . .   38
Section         8.11.      Resignation of Co-Trustee.   . . . . . . . . . .   38
Section         8.12.      Removal of Co-Trustee.   . . . . . . . . . . . .   39
Section         8.13.      Appointment of Successor to Co-Trustee.  . . . .   39
Section         8.14.      Succession of Successor to Co-Trustee.   . . . .   39
Section         8.15.      Reports by the Pass-Through Trustee to
                             Certificateholders.  . . . . . . . . . . . . .   39
Section         8.16       Co-Trustee of the Collateral Trust   . . . . . .   40

                                   ARTICLE IX
                                  TERMINATION

Section         9.01.      Termination.   . . . . . . . . . . . . . . . . .   40
Section         9.02.      Notice; Final Distribution . . . . . . . . . . .   40

                                   ARTICLE X
                       SUPPLEMENTS AND AMENDMENTS TO THIS
               PASS-THROUGH TRUST AGREEMENT AND OTHER DOCUMENTS;
                        ADDITIONAL AGREEMENTS OF TRUSTEE

Section        10.01.      Supplemental Pass-Through Trust Agreements
                             Without Consent of Holders.  . . . . . . . . .   41
Section        10.02.      Supplemental Agreements With Consent of
                             Certificateholders.  . . . . . . . . . . . . .   42
Section        10.03.      Effect of Supplemental Agreement.  . . . . . . .   44
Section        10.04.      Documents to Be Given to Trustee.  . . . . . . .   44
Section        10.05.      Notation on Certificates in Respect of
                             Supplemental Agreements.   . . . . . . . . . .   44
Section        10.06.      Supplements to Collateral Trust Agreement  . . .   45

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

Section        11.01.      Severability of Provisions.  . . . . . . . . . .   45
Section        11.02.      Limitation on Rights of Certificateholders.  . .   45
Section        11.03.      Solicitation of Certificateholders.  . . . . . .   46
Section        11.04.      Recordation of Agreement.  . . . . . . . . . . .   47
Section        11.05.      Duration of Agreement.   . . . . . . . . . . . .   47
Section        11.06.      Governing Law.   . . . . . . . . . . . . . . . .   47
Section        11.07.      Notices.   . . . . . . . . . . . . . . . . . . .   47
Section        11.08.      Counterparts.  . . . . . . . . . . . . . . . . .   48
Section        11.09.      Submission to Jurisdiction.  . . . . . . . . . .   48
Section        11.10.      Gender; Number.  . . . . . . . . . . . . . . . .   48
Section        11.11.      TIA Controls.  . . . . . . . . . . . . . . . . .   48
Section        11.12.      Certificate and Opinion as to Conditions
                             Precedent  . . . . . . . . . . . . . . . . . .   48
Section        11.13.      Statements Required in Certificate
                             or Opinion   . . . . . . . . . . . . . . . . .   49
Section        11.14.      Benefits of Pass-Through Trust Agreement.  . . .   49

EXHIBIT A-1 MORTGAGE NOTE SCHEDULE

EXHIBIT A-2 CERTIFICATE SCHEDULE

EXHIBIT A-3 CONTENTS OF MORTGAGE FILE

EXHIBIT B                  [FORM OF CERTIFICATE]

                               __________________

                          PASS-THROUGH TRUST AGREEMENT

                                  SERIES _____
                               __________________


    THIS PASS-THROUGH TRUST AGREEMENT, SERIES ____, dated as of __________, 19__, is executed by and among NATIONAL TENANT FINANCE CORPORATION, a Delaware corporation, as depositor (together with its permitted successors, in such capacity, "Depositor"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation organized under the laws of the United States of America, as trustee (together with its permitted successors and assigns, "Pass-Through Trustee").

    In consideration of the premises and the mutual agreements hereinafter set forth, the Depositor and the Pass-Through Trustee agree as follows:

                                    PREFACE

    Each Certificate evidences a beneficial ownership interest in the Pass-Through Trust Property, the assets of which include, among other things, the Mortgage Note[s]. The Certificates are equally and ratably secured by and payable from the proceeds of the Mortgage Note[s], and [the] [each] Mortgage
Note is ratably secured by the related Mortgage (as each such term is defined herein).

    Each Certificate is paid interest or principal and interest, as set forth on the Debt Service schedule on such Certificate, on a semiannual basis referred to herein as the Remittance Dates. Payments under the Mortgage Note[s] are payable semiannually on the Due Dates.

                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

    Section 1.01. Definitions. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

    "Additional Rent": [With respect to each Lease] has the meaning assigned in Article 5 of [the] [such] Lease.

    "Administrative Expenses": The ordinary and necessary expenses incurred by the Trustee in the course of administering the affairs of the Pass-Through Trust.

    "Annual Rental":  [With respect to each Lease] has the meaning assigned in
Article 4 of [the] [such] Lease.

    "Available Distribution Amount": As to any Remittance Date, an amount equal to the amount on deposit in the Certificate Account as of the close of business on the Business Day immediately preceding the Remittance Date.

    "Benefit Plan": An employee benefit plan as defined in Section 3(3) of ERISA, including an employee welfare benefit plan or an employee pension benefit plan, a plan described in Section 401(a) or Section 403(a) of the Code, the trust under which is exempt from tax under Section 501(a) of the Code, an individual retirement account under Section 408(a) of the Code or an individual retirement annuity under Section 408(b) of the Code, and any entity whose underlying assets include Benefit Plan assets by reason of a Benefit Plan's investment in such entity.

    "Borrower":  [The] [A] Borrower identified in [the] [a] Loan Agreement.

    "Business Day": Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in New York or California, or the city in which the principal corporate trust offices of any successor Pass-Through Trustee are located, are authorized or obligated by law or executive order to be closed.




    "Certificate" or "Certificates": The Certificate or Certificates evidencing a beneficial ownership interest in the Pass-Through Trust Property executed and authenticated by the Pass-Through Trustee substantially in the form set forth in Exhibit B hereto.

    "Certificate Account":  The trust account described in Section 4.03.

    "Certificate Balance": With respect to all the Certificates, the original principal amount of the Certificates less all payments and prepayments of principal thereof, including without limitation any payments of principal comprising Debt Service; and with respect to any Certificate, the original principal amount of such Certificate less all payments and prepayments of principal thereof, including without limitation any payments of principal comprising Debt Service on such Certificate.

    "Certificateholder", "Certificateholders", "Holder" or "Holders": The person or persons in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of any consent, waiver, request or demand pursuant to this Pass-Through Trust Agreement, any Certificate registered in the name of the Depositor, [Kmart], a Tenant, a Borrower, any successor owner or ground lessee of a Project, any successor tenant or subtenant of a Project, any successor guarantor of the performance of a Tenant or successor tenant or subtenant, or any affiliate of any of the foregoing, shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining the amount of Percentage Interests voted with respect to any such consent, waiver, request or demand.

    "Certificate Owner": Any Person acquiring a beneficial interest in a Registered Global Certificate, which ownership shall be reflected on the books of the Depository or on those of a participant in such Depository. Solely for the purposes of any consent, waiver, request or demand pursuant to this Pass-Through Trust Agreement, any portion of a Registered Global Certificate that is beneficially owned by the Depositor, [Kmart], a Tenant, a Borrower, any successor owner or ground lessee of a Project, any successor tenant or subtenant of a Project, any successor guarantor of the performance of a Tenant or successor tenant or subtenant, or any affiliate of any of the foregoing, shall be deemed not to be outstanding and the Percentage Interest evidenced by such portion shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, waiver, request or demand has been obtained.

    "Certificate Register":  The register maintained pursuant to Section 3.02.

    "Certificate Schedule": The Certificate Schedule attached hereto as Exhibit A-2 setting forth the following information for each Certificate issued as of the Closing Date: (i) the Certificate Number; (ii) the Certificate Balance as of the Closing Date; and (iii) the Debt Service on such Certificate.

    "Closing Costs": An amount equal to $_____________ which shall be disbursed to the Underwriters on the Closing Date.

    "Closing Date":  _______ __, 199_.

    "Code":  The Internal Revenue Code of 1986, as amended.

    "Collateral Trust": The Trust created pursuant to the Collateral Trust Agreement.

    "Collateral Trust Agreement": The Collateral Trust Agreement dated the date hereof between the Collateral Trustee and the Depositor, together with all amendments thereof and supplements thereto.

    "Collateral Trust Property": The corpus of the Collateral Trust, to the extent described in the Collateral Trust Agreement, consisting of all Loan Documents, property which secures the Mortgage Loan[s] and which has been acquired by foreclosure or deed in lieu of foreclosure (prior to its disposition) and Insurance Proceeds, Condemnation Proceeds and any other amounts receivable under the Loan Documents, and any funds advanced by the Certificateholders to the Collateral Trustee or otherwise held by the Collateral Trustee in accordance with the provisions of the Collateral Trust Agreement.

    "Collateral Trustee": United States Trust Company of New York, and its permitted successors under the Collateral Trust Agreement.

    "Condemnation Proceeds": Any awards in respect of, or settlements in lieu of, condemnation proceedings affecting [the] [a] Mortgaged Estate.

    "Consent and Agreement": [A] [The] Consent and Agreement among Kmart, Depositor, [a] Borrower, [a] Tenant and the Collateral Trustee relating to [a] [the] Lease, [[a] [the] Lease Guaranty,] [a] [the] Note Put Agreement and certain other related matters.


    "Corporate Trust Office": The office of the Pass-Through Trustee in the State of New York at which at any particular time its corporate trust business shall be administered, or the office of its designated agent, U.S. Trust Company of California, N.A., which office at the date of execution of this instrument is located at Suite 2700, 555 South Flower Street, Los Angeles, California 90071.


    "Debt Service": The interest or interest and principal payable semiannually on the Remittance Date as stated on a specific Certificate, as adjusted from time to time as provided in Sections 3.01(g) hereof.

    "Depositor": National Tenant Finance Corporation, a Delaware corporation, and its successors in interest.

    "Depository": The depository of the Registered Global Certificate[s], if any, representing the Certificates and any successor to such depository appointed by the Depositor. Such depository initially shall be The Depository Trust Company, a New York corporation.

    "Determination Date": The Business Day immediately preceding a Remittance Date.

    "Due Date": [With respect to each Mortgage Note,] a Note Payment Date as defined in the [related] Loan Agreement.

    "Eligible Investments":  One or more of the following:

              (i)   direct obligations of the United States of America;

              (ii) obligations fully guaranteed, both as to principal and interest, by the United States of America;

              (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof, rated in the highest rating category for such securities by S&P and Moody's; and

              (iv) taxable government money-market portfolios restricted to obligations with maturities of one year or less, issued or guaranteed by the full faith and credit of the United States which, at the time of such investment, are then rated in the highest rating category of S&P and Moody's (the "highest rating category" as used in this definition shall mean (A) a rating which would be assigned by S&P, as of the date first above written, equivalent to or higher than "AAAm" or "AAAmG" with respect to money-market securities and (B) a rating which would be assigned by Moody's as of the date first above written, equivalent to or higher than "Am" with respect to money-market securities);

provided that any such obligations of the types described in clauses (i) through (iv) above shall not have a maturity later than the earlier of 90 days and the date the funds being invested are to be distributed to the Certificateholders; provided further, that any such obligations of the types described in clauses (i) and (ii) above may be made through a repurchase agreement in commercially reasonable form with a bank or other financial institution (which may be the Pass-Through Trustee or the Collateral Trustee) the senior unsecured debt of which is then assigned an A rating or better by S&P or Moody's, so long as title to the underlying obligations shall pass to the Pass-Through Trustee and that such underlying obligations shall be segregated in a custodial or trust account of or for the benefit of the Pass-Through Trustee.

    "ERISA":  The Employee Retirement Income Security Act of 1974, as amended.

    "Event of Default":  Any event of default described in Section 7.01.

    "Exchange Act":  The Securities Exchange Act of 1934, as amended.

    "Extraordinary Expense Advances": All reasonable and necessary "out-of-pocket" costs and expenses of the Pass-Through Trustee or the Collateral Trustee in enforcing the Mortgage Note[s] and the Loan Documents following an Event of Default under Section 7.01 hereof (except for a Non-Monetary Tenant Default), and in compliance with the obligations of the Collateral Trustee under Section 4.07 of the Collateral Trust Agreement.

    "FDIC": Federal Deposit Insurance Corporation or any successor organization.

    "Insurance Proceeds": Proceeds paid by any insurer pursuant to any insurance policy, including but not limited to title insurance, environmental insurance and self-insurance proceeds paid by Kmart or any Tenant, covering all or a portion of the Mortgaged Estate.

    "Kmart": Kmart Corporation, a Michigan corporation, and its successors and assigns.

    "Lease": [With respect to each Mortgage Note,] has the meaning assigned thereto in Section 1.1 of the [related] Loan Agreement.

    ["Lease Guaranty": [With respect to each Mortgage Note,] has the meaning assigned thereto in Section 1.1 of the [related] Loan Agreement.]

    ["Lease Guaranty Termination": [With respect to any Mortgage Loan] a Lease Guaranty Termination as defined in the [related] Note Put Agreement.]

    "Letter of Representations": A letter (in the form attached hereto as Exhibit C) from the Depositor and the Pass-Through Trustee to, and accepted by, the Depository, as such letter may be modified or supplemented, or any successor letter thereto.

    "Liquidated Mortgage Loan": [A] [The] Mortgage Loan after an Event of Default under the [related] Loan Agreement when the Collateral Trustee has reasonably determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

    "Liquidation Expenses": Expenses which are incurred by the Collateral Trustee in connection with the liquidation of a defaulted Mortgage Loan, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended by the Collateral Trustee pursuant to Section 4.07 of the Collateral Trust Agreement (to the extent such amount is reimbursable under the terms of such Section 4.07) respecting such Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration or preservation.

    "Liquidation Proceeds": Cash (including Insurance Proceeds and Condemnation Proceeds) received by the Collateral Trustee in connection with the liquidation of [a] [the] defaulted Mortgage Loan, whether through the sale of such defaulted Mortgage Loan, the sale of the Mortgaged Estate securing such defaulted Mortgage Loan pursuant to foreclosure sale or otherwise, or revenues from or the sale of the related Mortgaged Estate if such Mortgaged Estate is acquired in satisfaction of such defaulted Mortgage Loan, other than amounts required to be paid to the Borrower pursuant to law or the terms of the related Mortgage Note.

    "Loan Agreement": [With respect to each Mortgage Note,] the [related] Loan Agreement between Depositor and [a] Borrower, pursuant to the terms and conditions of which the [related] Mortgage Loan was made.

    "Loan Documents": [With respect to each Mortgage Loan,] the [related] Note Put Agreement, the [related] Loan Agreement, the [related] Mortgage and each document in the Mortgage File [pertaining to such Mortgage Loan], and each other document which constitutes a Loan Document pursuant to the terms and provisions of [such] [the] Loan Agreement.

    "Make-Whole Premium": [With respect to each Mortgage Note,] has the meaning assigned to it in Section 2 of the [related] Loan Agreement. The Pass-Through Trustee shall be provided with a certificate evidencing the calculation of such amount by the Depositor.

    "Moody's": Moody's Investors Service, Inc., a Delaware corporation, its successors and assigns.

    "Mortgage": [With respect to each Mortgage Note,] has the meaning assigned thereto in Section 1.2 of the [related] Loan Agreement.

    "Mortgage File": The items referred to in Exhibit A-3 annexed hereto pertaining to the Mortgage Loan[s].

    "Mortgage Loan": The loan pursuant to [a] [the] Loan Agreement together with all right, title and interest of Depositor relating thereto, secured by the [related] Mortgage, and evidenced by the [related] Mortgage Note and [another] [other] mortgage note[s] issued in connection with such Loan Agreement with [a] different maturit[y][ies], which [is][are] held by [another] [other] pass-through trustee[s] pursuant to [another] [other] pass-through trust agreement[s] dated the date hereof.


    "Mortgage Note": [A] [The] promissory note, executed by [a] [the] Borrower as obligor and having [a] [the] maturity date and interest rate specified in the Mortgage Note Schedule, secured by [a] [the] Mortgage, which Mortgage Note was sold, conveyed, transferred and absolutely assigned by the Depositor to the Pass-Through Trustee and which is the subject of this Pass-Through Trust Agreement and included in the Pass-Through Trust Property.


    "Mortgage Note Payments": The scheduled payments set forth in Exhibit A-1 of interest or principal and interest on the Mortgage Note[s].

    "Mortgage Note Schedule": The schedule attached hereto as Exhibit A-1 setting forth the following information for the Mortgage Note[s]: (i) [each] [the] Borrower's name; (ii) the Mortgaged Estate[s]; (iii) the maturity date[s]; (iv) [each] [the] Mortgage Note rate; (v) the first Due Date; (vi) a schedule setting forth the Mortgage Note Payments; and (vii) the original Principal Balance of [each] [such] Mortgage Note.

    "Mortgaged Estate": [With respect to each Mortgage Note,] the real and personal property securing [such] [the] Mortgage Note.

    "Net Liquidation Proceeds":  Liquidation Proceeds net of Liquidation
Expenses.

    "Non-Monetary Tenant Default": [With respect to a Lease,] any default under [such] [the] Lease by the [related] Tenant other than a default in the payment of Annual Rental or Additional Rent.

    "Note Put Agreement": [With respect to each Loan Agreement,] the Note Put Agreement by and between Depositor, [and] the [related] Tenant, [and Kmart] pursuant to the terms and conditions of which a Put of [such] [the] Mortgage Note may be made on the occurrence of certain events specified therein.

    "Officer's Certificate": A certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries or any other duly authorized officer of the Depositor and delivered to the Pass-Through Trustee containing the information required by Sections 11.12 and 11.13.

    "Opinion of Counsel": An opinion in writing signed by legal counsel who may be an employee of or counsel to the Depositor in form and substance acceptable to the Pass-Through Trustee containing the information required by Sections
11.12 and 11.13.

    ["Option Agreement": An option granted by [a][the] Borrower to [a][the] Tenant permitting such Tenant to acquire the [related] Project in the event Borrower does not perform its obligations under the [related] Lease and the [related] Construction Fund Disbursement Agreement.]

    "Pass-Through Trust": The grantor trust created pursuant to this Pass-Through Trust Agreement.

    "Pass-Through Trust Agreement": This Trust Agreement and all amendments hereof and supplements hereto.

    "Pass-Through Trustee": United States Trust Company of New York, and its permitted successors and assigns hereunder.

    "Pass-Through Trustee's Fee": The amount of the annual fee paid to the Pass-Through Trustee for its Administrative Expenses, including the reasonable expenses of preparing any tax returns as provided in Section 5.02, arising under this Pass-Through Trust Agreement, equal to $_____, payable by the Tenant[s] pursuant to the Consent and Agreement[s].

    "Pass-Through Trust Property": The corpus of the Pass-Through Trust, to the extent described herein, consisting of the Mortgage Note[s], all rights of the holder of such Mortgage Note[s] under the Collateral Trust Agreement or otherwise, such assets as shall from time to time be identified as deposited in the Certificate Account (including the investment income thereon), and any funds advanced by the Certificateholders to the Pass-Through Trustee in accordance with the provisions hereof.

    "Paying Agent":  The Person designated as the Paying Agent pursuant to
Section 3.05.

    "Percentage Interest": The percentage of the whole undivided beneficial interest in the Pass-Through Trust Property held by a Holder, to be evidenced by a Certificate which shall state the percentage interest therein.

    "Permitted Encumbrances": The Permitted Encumbrances as defined in [each] [the] Mortgage.

    "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

    "Pledge Agreement": [With respect to each Mortgage Note,] has the meaning assigned thereto in Section 1.2 of the [related] Loan Agreement.

    "Principal Balance": The outstanding principal balance of [the] [a] Mortgage Note as of any specified date.

    "Principal Prepayment": Any payment or other recovery of principal on [a] [the] Mortgage Note, including any prepayment of principal pursuant to Section 3 of the [related] Loan Agreement, Insurance Proceeds and Condemnation Proceeds to the extent required to be deposited in the Certificate Account and Liquidation Proceeds, which is received in advance of its scheduled Due Date.

    "Project": [A] [The] facility comprised of a retail store [constructed by [a] Borrower [and [a] Tenant]] for lease by [a] [such] Tenant on real property [which will be [acquired by] [owned by] [a] [such] Borrower and] [upon which such facility will be constructed on behalf of [such] Borrower] using the proceeds of [a] [the] Mortgage Loan.

    "Purchase Price": [With respect to each Mortgage Note,] has the meaning assigned thereto in Section 2.1 of the [related] Note Put Agreement.

    "Put": The right to require purchase of [a] [the] Mortgage Note by [a] [the] Tenant [and Kmart] pursuant to the [related] Note Put Agreement.

    "Rating Agency": Any nationally recognized statistical rating agency, or its successor, that rated the Certificates at the request of the Depositor at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating agency, or other comparable Person, designated


    ["Rating Decline": [with respect to a Mortage Loan,] has the meaning assigned thereto in the related Note Put Agreement.]

by the Depositor, notice of which designation shall be given to the Pass-Through Trustee. References herein to the highest rating category of a Rating Agency shall mean AAA or better in the case of S&P and Aaa or better in the case of Moody's and in the case of any other Rating Agency shall mean a rating equivalent to such ratings.

    "Record Date": (i) With respect to any distribution the close of business on the fifteenth day preceding the related Remittance Date, except with respect to a distribution pursuant to Section 3.01(f), in which case the Record Date is the close of business on the fifteenth day prior to the Remittance Date on which the related Mortgage Note Payment would, pursuant to the terms hereof, have been distributable to the Certificateholders had such Mortgage Note Payment been paid in full in a timely manner. (ii) With respect to any direction, consent, waiver or other action to be given or taken by Certificateholders, the date established by the Pass-Through Trustee pursuant to Section 1.03(e) hereof.

    "Registered Global Certificate": The Certificate, if any, issued to the Depository in accordance with Article III and bearing the legend prescribed in Section 3.06(a).

    "Remittance Date": With respect to the Certificates, an interest or principal and interest payment date of ________ 1, 19__, and the first Business Day of each ________ and ____ thereafter until _____ 1, ____, or the payment of the unpaid principal balance in full, or such other date when a distribution is made pursuant to Section 3.01(c), 3.01(d), 3.01(e), or 3.01(f) hereof.

    "Responsible Officer": When used with respect to the Pass-Through Trustee, the Chairman or Vice Chairman of the Board of Directors of the Pass-Through Trustee, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors of the Pass-Through Trustee, the President, the Chairman of the Committee on Trust Matters, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Pass-Through Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.


    ["Restructuring Event": [with respect to a Mortgage Loan] has the meaning assigned thereto in the related Note Put Agreement.]


    ["Second Mortgage": A Mortgage, Security Agreement and Assignment of Rents from [a] [the] Borrower to [a] [the] Tenant which grants a lien subordinate to the [related] Mortgage on [a] [the] Project to secure such Borrower's performance under the [related] Lease and under the [related] Construction Fund Disbursement Agreement.]

    "S & P": Standard & Poor's Ratings Group, a __________ corporation, its successors and assigns.

    "Tenant" [or "Tenants"]:  [Kmart and] ___________, _____________ [or
____________,] [each of] which is a subsidiary of Kmart and which has entered into [the] [a] Lease with [a] [the] Borrower to occupy a Project.

    "TIA": The Trust Indenture Act of 1939 as in effect on the date as of which this Pass-Through Trust Agreement was first qualified under such Act; provided, however, that in the event the Trust Indenture Act is amended after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

    "Transfer Assurance":  A Transfer Assurance required pursuant to
Section 3.02(c).

    "Treasury Regulations": The Treasury Regulations, including proposed, temporary and final regulations promulgated under the provisions of the Code.

    "Underwriters":  The several underwriters named in the Underwriting
Agreement.

    "Underwriting Agreement":  The Underwriting Agreement dated ________
__, 19__, between Kmart, the Depositor and Sutro & Co. Incorporated [on behalf of itself and the several underwriters named therein].

    Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Pass-Through Trust Agreement refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Trust Agreement. The following TIA terms used in this Pass-Through Trust Agreement have the following meanings:

    "Commission" means the SEC.

    "Indenture securities" means the Certificates.

    "Indenture security holder" means a Certificateholder.

    "Indenture to be qualified" means this Pass-Through Trust Agreement.

    "Indenture trustee" or "institutional trustee" means the Pass-Through
Trustee.

    "Obligor" on the Indenture securities means Kmart.

    All other TIA terms used in this Pass-Through Trust Agreement that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

    Section 1.03.  Acts of Holders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Pass-Through Trust Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Pass-Through Trustee and, where it is hereby expressly required, to the Depositor and to Kmart. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Pass-Through Trust Agreement and conclusive in favor of the Pass-Through Trustee and the Depositor, if made in the manner provided in this Section 1.03.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Pass-Through Trustee deems sufficient.

         (c) The ownership of Certificates shall be proved by the Certificate Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Pass-Through Trustee or the Depositor in reliance thereon, whether or not notation of such action is made upon such Certificate.

         (e) If the Pass-Through Trustee shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Pass-Through Trustee shall fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act. Such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Certificates have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Certificates shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Pass-Through Trust Agreement not later than six months after the record date.


                                   ARTICLE II
                 CONVEYANCE OF MORTGAGE LOAN[S]; TRUST PROPERTY


    Section 2.01. Conveyance of Mortgage Note[s]. As grantor of the Pass-Through Trust, the Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, set over, convey and absolutely assign to the Pass-Through Trustee without recourse (except as provided herein) in trust intending to establish the Pass-Through Trust, all right, title and interest of the Depositor in and to the Mortgage Note[s], including all interest, Make-Whole Premium and principal due or to become due from [each] [the] Borrower on or with respect to [each] [the] Mortgage Note.




    The ownership of the Pass-Through Trust Property is vested in the Pass-Through Trustee without reservation of any right, title or interest whatsoever in the Depositor. The Depositor intends that the sale, conveyance, transfer and absolute assignment of the Depositor's right, title and interest in and to the Mortgage Note[s] pursuant to this Pass-Through Trust Agreement shall constitute a purchase and sale and not a pledge of security for a loan. However, if for any reason such conveyance is deemed not to be a sale, the Depositor intends that the rights and obligations of the parties shall nevertheless be established pursuant to the terms of this Pass-Through Trust Agreement and that the Depositor shall be deemed to have granted to the Pass-Through Trustee a first priority security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Note[s], all payments of principal of or interest on the Mortgage Note[s], all other payments made in respect of the Mortgage Note[s] (including, without limitation, any Make-Whole Premium), and all proceeds of any thereof, and any other assets of the Pass-Through Trust, and that this Pass-Through Trust Agreement shall constitute a security agreement under applicable law.


    Section 2.02. Acceptance by Pass-Through Trustee. The Pass-Through Trustee acknowledges receipt of the Mortgage Notes[s] and declares that it holds and will hold such Mortgage Note[s] and any other documents constituting a part of the Pass-Through Trust Property delivered to it in trust for the use and benefit of all present and future Certificateholders.

    The Pass-Through Trustee hereby represents that it holds [each][the] Mortgage Note without notice or knowledge (a) of any adverse claims, liens or encumbrances with respect to [such][the] Mortgage Note, (b) that [such][the] Mortgage Note is overdue or has been dishonored, (c) of evidence on the face of [such][the] Mortgage
Note of any security interest or other right or interest therein by any other party, or (d) of any defense against or claim to [such][the] Mortgage Note by any other party.

    Upon receipt thereof, the Pass-Through Trustee shall deliver to the Certificateholders the Collateral Trustee's Certification delivered pursuant
Section 2.02 of the Collateral Trust Agreement.

    Section 2.03. Trust Property. The Pass-Through Trustee acknowledges that it holds the Pass-Through Trust Property conveyed pursuant to this Pass-Through Trust Agreement in trust for the use and benefit of all present and future Certificateholders.

    Section 2.04. Limitation of Powers. The Pass-Through Trust is constituted solely for the purpose of making the investment in the Pass-Through Trust Property, and, except as set forth herein, the Pass-Through Trustee is not authorized or empowered to acquire any other investments or engage in any other activities.


                                  ARTICLE III
                                THE CERTIFICATES

    Section 3.01.  The Certificates.

         (a) Form and Terms. The Certificates and the Pass-Through Trustee's certificate of authentication shall be substantially in the form attached hereto as Exhibit B. Subject to the provisions of Section 3.06 hereof, the Certificates shall be issuable as registered securities without coupons and shall be numbered, lettered or otherwise distinguished from one another. The Certificates shall be issued in denominations of $1,000 principal amount and any integral multiple thereof and shall be dated the date of their authentication. Each Certificate shall bear interest and have the other terms as are set forth in the Certificate Schedule and in such Certificate. Each Certificate shall evidence a beneficial ownership interest in the Pass-Through Trust Property and shall have no rights, benefits or interest in respect of any other separate pass-through trust, if any, or the trust property held in such other pass-through trust. All Certificates shall be in all respects equally and ratably entitled to the benefits of the Pass-Through Trust without preference, priority, or distinction on account of actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Pass-Through Trust Agreement.

    Certificates shall not be subject to optional prepayment except as provided herein.

    On the Closing Date, the Pass-Through Trustee shall issue the Certificates indicated on the Certificate Schedule. The aggregate principal amount of the Certificates to be issued hereunder shall not exceed $___________.

         (b) Execution and Authentication. The Certificates shall be executed on behalf of the Pass-Through Trustee by its Chairman of the Board, one of its Vice Chairmen, its President or one of its Vice Presidents, under its corporate seal reproduced thereon. The signature of any such officer on the Certificates may be manual or facsimile.

    Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Pass-Through Trustee shall bind the Pass-Through Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

    No Certificate shall be entitled to any benefit under this Pass-Through Trust Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for in Exhibit "B" annexed thereto duly executed by the Pass-Through Trustee by manual signature of an authorized officer, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and made available for delivery hereunder.

         (c) Prepayment Distribution. In the event of a prepayment of [a] [the] Mortgage Note pursuant to Section 3 of the [related] Loan Agreement (not including a Put pursuant to the [related] Note Put Agreement), the Pass-Through Trustee shall within 30 days following receipt of any amounts in connection with such prepayment distribute such amounts to the Certificateholders pro rata based upon their respective Percentage Interests.

         (d) Note Put Distribution. The Pass-Through Trustee shall, in the manner and to the extent required by Section 313(c) of the TIA, notify the Certificateholders of the occurrence of any Triggering Event (as defined in [a] [the] Note Put Agreement) known to the Pass-Through Trustee within five (5) Business Days after obtaining knowledge thereof.


           (i) Upon the occurrence of a Triggering Event (other than a Lease Guaranty Termination [or a Rating Decline or Restructuring Event]), the Pass-Through Trustee, at the written direction of any Certificateholders received by the Pass-Through Trustee within 90 days of delivery of the notice pursuant to Section 3.01(d), shall vote a percentage of the Principal Balance of the [related] Mortgage Note corresponding to the Percentage Interests owned by such Certificateholders in favor of directing the Collateral Trustee to (A) exercise the Put in accordance with the terms and provisions of [such] [the] Note Put Agreement, and (B) designate the Purchase Date under and as defined in [such] [the] Note Put Agreement, which Purchase Date shall be not more than 35 Business Days after receipt of such direction.

        (ii) If the Triggering Event is a Lease Guaranty Termination [, Rating Decline or Restructuring Event], the Pass-Through Trustee shall vote in favor of directing the Collateral Trustee not to exercise such Put a percentage of the Principal Balance of the [related] Mortgage Note corresponding to the Percentage Interests owned by Certificateholders that have given the Pass-Through Trustee written direction, within 30 days [, with respect to a Failure of Completion, a Lease/Lease Guaranty Default, a Rating Decline or Lease Guaranty Termination, or 15 days, with respect to a Restructuring Event,] after the date the Pass-Through Trustee sent the notice of the occurrence of the Triggering Event as provided in this Section 3.01(d), to vote to direct the Collateral Trustee not to exercise such Put. With respect to a Restructuring Event, if such direction not to exercise the Put is not received by the Pass-Through Trustee from the Certificateholders during the 15 day period, then the Pass-Through Trustee shall vote immediately upon the expiration of such period to exercise the Put.


              (iii) In the event the Collateral Trustee puts [the] [a] Mortgage Note, [or in the event Kmart is obligated to purchase [the] [a] Mortgage Note pursuant to the first sentence of Section 2.3 of the [related] Note Put Agreement,] the Pass-Through Trustee will, upon request by the Collateral Trustee, deliver such Mortgage Note, endorsed as provided in the [related] Note Put Agreement, to the Collateral Trustee for the purpose of delivering such Mortgage Note to the [related] Tenant or Kmart, as the case may be, in connection with such Put [or purchase]. Within 29 days following receipt of the Purchase Price, the Pass-Through Trustee shall distribute such amount, less any unreimbursed reasonable costs and expenses incurred by the Pass-Through Trustee in connection with the exercise of the Put [or in connection with such purchase], to the Certificateholders pro rata based upon their respective Percentage Interests, whereupon this Pass-Through Trust shall terminate with respect to such Mortgage Note.


         (e) Liquidation Distribution. In the event of a liquidation of [a] [the] Mortgage Note by foreclosure or otherwise as a consequence of an Event of Default (not including a Put pursuant to the [related] Note Put Agreement), the Pass-Through Trustee shall within 29 days following receipt of any Net Liquidation Proceeds in connection with such liquidation distribute such amounts to the Certificateholders pro rata based upon their respective Percentage Interests. Once a Mortgage Loan has become a Liquidated Mortgage Loan and all Net Liquidation Proceeds with respect to the related Mortgage Note have been distributed to the Certificateholders, this Pass-Through Trust shall terminate with respect to such Mortgage Note.

         (f) Late Payment Distribution. In the event that, due to unpaid Annual Rental, there are insufficient funds available on any Due Date to pay the Mortgage Note Payments on a Mortgage Note and subsequent to such Due Date such Annual Rental or any Additional Rent with respect thereto is paid to the Collateral Trustee, then, within 9 Business Days of receipt by the Pass-Through Trustee from the Collateral Trustee of such overdue Mortgage Note Payments and, to the extent available, interest at the Overdue Rate (as defined in such Mortgage Note) or such overdue amount, the Pass-Through Trustee shall distribute such amounts to the Certificateholders.

         (g) Adjustment of Debt Service. In the event of (i) an optional prepayment of all or any part of a Mortgage Note, (ii) an acceleration of the maturity date of a Mortgage Note by reason of an Event of Default, (iii) a Borrower becoming obligated to prepay a Mortgage Note pursuant to Section 3.3 of the [related] Loan

Agreement, (iv) a reduction of Mortgage Payments due to the condemnation of a part of the [related] Project resulting in a reduction in Annual Rental or (v) the sale of a Mortgage Note pursuant to a Note Put Agreement, the Debt Service shall be reduced to equal the aggregate Mortgage Note Payments on the remaining outstanding Mortgage Notes, after giving effect to any reduction in such Mortgage Note Payments by reason of an optional partial prepayment or a condemnation described in clause (iv) and excluding from "remaining outstanding Mortgage Notes," for this purpose, any Mortgage Note which is sold pursuant to the Note Put Agreement, which is prepaid in full, the maturity date of which has been accelerated, or which the Borrower is obligated to prepay in full pursuant to Section 3.3 of the related Loan Agreement.

         (h)   Notice of Distribution.  Notice of a distribution pursuant to
Section 3.01(c), (d) and (e) shall be given by sending such notice, by first-class mail, postage prepaid, not less than 10 days prior to the date fixed for such distribution. Notice of such distribution pursuant to any other provision hereof shall be given as soon as reasonably practicable following notice of the facts giving rise to such distribution by the Pass-Through Trustee. All notices of such distribution shall be mailed to the Certificateholder of each Certificate to be prepaid in whole or in part at the address shown on the Certificate Register. Neither the failure of any Certificateholder to receive a notice mailed nor any defect in any notice so mailed shall affect the validity of the proceedings for such distribution. The reasonable costs of such notices incurred by the Pass-Through Trustee shall be deducted from the amount of any such distribution.

         (i) Rights of Holders to Payments. The rights of the Certificateholders to receive payments with respect to the Pass-Through Trust Property in respect of the Certificates, and all ownership interests of the Certificateholders in such payments, shall be as set forth in this Pass-Through Trust Agreement.

    Section 3.02.  Registration of Transfer and Exchange of Certificates.

         (a) The Pass-Through Trustee shall cause to be kept at its Corporate Trust Office or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Pass-Through Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Pass-Through Trustee shall be the Certificate Registrar. If the Pass-Through Trustee is not the Certificate Registrar, the Depositor shall furnish to the Pass-Through Trustee on or before each Remittance Date and at such other times as the Pass-Through Trustee may request in writing a list in such form and as of such date as the Pass-Through Trustee may reasonably require of the names and addresses of Certificateholders, which list may be conclusively relied upon by the Pass-Through Trustee.

         (b) Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office or at the office of any designated agent of the Pass-Through Trustee maintained for such purpose, the Pass-Through Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, a new Certificate of a like tenor and dated the date of such execution and authentication by the Pass-Through Trustee.

         (c) No transfer of a Certificate or of a beneficial interest in a Registered Global Certificate shall be made unless the Pass-Through Trustee:

                (i) shall have received a Transfer Assurance consisting of either (A) a representation from the transferee of such Certificate or of such beneficial interest in a Registered Global Certificate to the effect that such transferee is not a Benefit Plan, nor a person acting on behalf of or purchasing for the benefit of any such Benefit Plan, which representation letter shall not be an expense of the Pass-Through Trustee, the Depository or the Depositor, or (B) in the case of any such Certificate presented for registration, or of any such beneficial interest in a Registered Global Certificate proposed to be registered on the books of the Depository, or on those of a participant in such Depository, in the name of a Benefit Plan, or a trustee of any such Benefit Plan, an opinion of counsel reasonably satisfactory to the Pass-Through Trustee and Depositor to the effect that the purchase or holding of such Certificate or such beneficial interest will not result in the assets of the Pass-Through Trust being deemed to be "plan assets" subject to the prohibited transaction provisions of ERISA or the Code, or that the purchase or holding of such Certificate or such beneficial interest qualifies as an exempt prohibited transaction under the provisions of ERISA or the Code, and will not subject the Pass-Through Trustee or the Depositor to any obligation in addition to those undertaken in this Pass-Through Trust Agreement, which opinion of counsel shall not be an expense of the Pass-Through Trustee, the Depository or the Depositor; or

               (ii) shall authorize such transfer after receiving a request therefor from the proposed transferee; provided that the Pass-Through Trustee shall not give such authorization if the Percentage Interest to be owned by such proposed transferee when added to the Percentage Interests owned by any Certificateholders or Beneficial Owners who had previously provided an opinion of counsel pursuant to Section 3.02(c)(i)(B) or received an authorization pursuant to this Section 3.02(c)(ii) would exceed 15%, and provided further that any such authorization by the Pass-Through Trustee shall not be considered a representation that an investment by any such transferee is an appropriate or permitted investment by any such transferee, and provided further that the Pass-Through Trustee shall have no obligation to inquire with respect to, or to determine, whether a Benefit Plan has attempted to become a Beneficial Owner without providing an opinion of counsel pursuant to Section 3.02(c)(i)(B) or obtaining an authorization from the Pass-Through Trustee pursuant to this Section 3.02(c)(ii).

        (d)  In the absence of an opinion of counsel as provided in Section
3.02 (c)(i)(B) or an authorization by the Pass-Through Trustee as provided in
Section 3.02(c)(ii), the representation as described in Section 3.02(c)(i)(A) shall be deemed to have been made to the Pass-Through Trustee by a transferee's or Beneficial Owner's acceptance of a Certificate or beneficial interest therein. In the event that such representation is violated, or any attempt is made to transfer a Certificate or a beneficial interest therein to a Benefit Plan, or a person acting on behalf of or purchasing for the benefit of any such Benefit Plan, without an opinion of counsel as provided in Section 3.02(c)(i)(B) or an authorization of the Pass-Through Trustee as provided in
Section 3.02(c)(ii), such attempted transfer shall be void and of no effect.

         (e) At the option of the Certificateholder, a Certificate may be exchanged for another Certificate or Certificates of a like tenor, upon surrender of the Certificate to be exchanged at the Corporate Trust Office or at the office of any designated agent of the Pass-Through Trustee maintained for such purpose. Whenever a Certificate is so surrendered for exchange, the Pass-Through Trustee shall execute, authenticate and deliver a new Certificate which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Pass-Through Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in a form reasonably satisfactory to the Pass-Through Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (f) No service charge shall be made to the Holder for any transfer or exchange of the Certificate, but the Pass-Through

Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate.

         (f) All Certificates surrendered for transfer and exchange shall be destroyed by the Pass-Through Trustee.

    Section 3.03.  Mutilated, Destroyed, Lost or Stolen Certificates.  If
(i) any mutilated Certificate is surrendered to the Pass-Through Trustee or the Pass-Through Trustee receives evidence to its reasonable satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Pass-Through Trustee such reasonable security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Pass-Through Trustee that such Certificate has been acquired by a bona fide purchaser, the Pass-Through Trustee shall execute, and authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor. Upon the issuance of any new Certificate under this Section, the Pass-Through Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership of the undivided interest of the Certificateholder in the Pass-Through Trust Property, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

    Section 3.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Pass-Through Trustee may treat the Person in whose name any Certificate is registered in the Certificate Register as the owner of such Certificate and the undivided interest in the Pass-Through Trust Property evidenced thereby for the purpose of receiving remittances pursuant to Section 5.01 and for all other purposes whatsoever, and the Pass-Through Trustee shall not be affected by notice to the contrary.

    Section 3.05. Appointment of Paying Agent. The Pass-Through Trustee shall initially serve as Paying Agent for the purposes of making distributions to Certificateholders pursuant to Section 5.01. The Pass-Through Trustee shall require each Paying Agent, other than the Pass- Through Trustee, to agree in writing that such Paying Agent shall hold in trust for the benefit of the Certificateholders or the Pass-Through Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Certificates, and shall notify the Pass-Through Trustee of any default in making such payments.

    Section 3.06. Certificates Issuable in the Form of a Registered Global Certificate. (a) The Pass-Through Trustee shall, in accordance with this Article, execute, authenticate and deliver, Registered Global Certificates which, in the aggregate,

(i) shall represent, and shall be denominated in an initial principal amount equal to, the original aggregate principal amount of the Certificates issued hereunder, (ii) shall be registered in the name of the Depository or its nominee, and (iii) shall bear a legend substantially to the following effect:
"Unless this Registered Global Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Pass-Through Trustee or its agent for registration of transfer, exchange or payment, and any Registered Global Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

          (b)   Notwithstanding any other provision of this Section or of
Section 3.02, the Registered Global Certificates may be transferred, in whole but not in part and in the manner provided in Section 3.02, by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository selected or approved by the Depositor upon notice to the Pass-Through Trustee or to a nominee of such successor Depository.

         (c) The Depository shall be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

         (d) If (i) (A) the Depositor at any time advises the Pass-Through Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities, or (B) the Depository at any time shall no longer be eligible under subsection (c) above, and the Depositor is unable to appoint a qualified successor within 90 days after the Depositor receives such notice or becomes aware of such condition, as the case may be, or (ii) the Depositor at any time, but only with the consent of Kmart, determines that the Certificates shall no longer be represented by Registered Global Certificates and that the provisions of this Section shall no longer apply to such Certificates, then this Section shall no longer be applicable to the Certificates. In such event, (x) the Pass-Through Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Certificates in definitive registered form and (y) upon surrender of the Registered Global Certificates to the Pass-Through Trustee, accompanied by reregistration instructions from the Depository, the Pass-Through Trustee shall execute, authenticate and deliver Certificates in definitive registered form without coupons, in authorized denominations, and in an aggregate Percentage Interest equal to the Percentage Interest evidenced by the Registered Global Certificates then outstanding in exchange for such Registered

Global Certificates.  Upon the exchange of the Registered Global
Certificates for such Certificates in definitive registered form without coupons in authorized denominations, such Registered Global Certificates shall be canceled by the Pass-Through Trustee. If such exchange occurs as a result of the events described in (i) above, all costs of the preparation, execution, authentication and delivery of such Certificates shall be paid [pro rata] from the Rental Payment Accounts as defined in and pursuant to the Collateral Trust Agreement. If such exchange occurs at the request of the Depositor pursuant to
(ii) above, the Depositor shall pay all such costs. Such Certificates in definitive registered form issued in exchange for the Registered Global Certificate pursuant to this subsection (d) shall be registered in the names and in authorized denominations set forth in the registration instructions.
The Pass-Through Trustee shall deliver such Certificates to the Persons in whose names such Certificates are so registered.

         (e) As long as the Certificates are represented by the Registered Global Certificates, all distributions in respect of such Certificates shall be made by wire transfer in immediately available funds on the date such distributions are due in accordance with the Letter of Representations, and the Depositor shall or shall cause the Pass-Through Trustee to provide to the Depository any notices referred to in the Letter of Representations in accordance with the Letter of Representations.

         (f) Unless and until Certificates in definitive registered form are issued pursuant to paragraph (d) above, on the Record Date prior to each Remittance Date, the Pass-Through Trustee will request from the Depository a securities position listing setting forth the names of all participants in such Depository reflected on the Depository's books as holding interests in the Registered Global Certificates on such Record Date. The Pass-Through Trustee shall mail to each such Depository participant the statements described in
Section 5.02.

    Section 3.07. Temporary Securities. Pending the preparation of definitive Certificates, the Pass-Through Trustee may execute and authenticate and make available for delivery, temporary Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such temporary Certificates may determine, as conclusively evidenced by their execution of such temporary Certificates. The Depositor shall bear the cost of preparation of any temporary Certificates as prepared.

    If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Pass-Through Trustee designated for such purpose pursuant to Section 3.02 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Pass-Through Trustee shall execute and authenticate and make available for delivery in exchange therefor a like principal amount of definitive Certificates of authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Trust Agreement as definitive Certificates. Once so exchanged, the Temporary Certificates shall be cancelled by the Pass-Through Trustee.


                                   ARTICLE IV
                       RECEIPT AND DISTRIBUTION OF INCOME
                      AND PROCEEDS FROM THE TRUST PROPERTY

    Section 4.01. Calculation of Distributions. The Pass-Through Trustee shall calculate the Available Distribution Amount, make distributions on each Remittance Date as set forth in Section 5.01 and have full power and authority to do any and all things which it may deem necessary or desirable in connection with such duties.

    Section 4.02.  Collection of Mortgage Note Payments; Investment.

         (a) Continuously from the date hereof until the principal and interest on the Mortgage Note[s] are paid in full or the Mortgage Note[s] are otherwise liquidated or disposed of, the Pass-Through Trustee shall, in accordance with the provisions of this Pass- Through Trust Agreement, use reasonable best efforts to collect all payments due under the Mortgage Note[s] when the same shall become due and payable and shall, in connection therewith, cooperate with the Collateral Trustee.

         (b) Funds in the Certificate Account shall be invested by the Pass-Through Trustee in Eligible Investments described in subparagraph (i),
(ii) or (iv) of the definition thereof (or in the further proviso at the end of such definition). All such investments shall mature on or prior to the next succeeding Determination Date and in no event shall be invested in obligations maturing later than ninety days from the investment date. The risk of investment loss with respect to funds in the Certificate Account shall be borne by the Certificateholders. On or after the Due Date and prior to the next succeeding Determination Date, the Pass-Through Trustee shall be prohibited from selling or transferring Eligible Investments prior to maturity unless and until a default shall have occurred under [a] [the] Mortgage Note. The Pass-Through Trustee shall have no responsibility for any loss on any Eligible Investments.

    Section 4.03. Establishment of Certificate Account; Deposits in Certificate Account. With respect to the Mortgage Note[s], the Pass-Through Trustee shall cause to be segregated and held all funds collected and received pursuant to the Mortgage Note[s] separate and apart from any of its own funds and general assets and shall cause to be established and maintained a Certificate Account in the form of a trust account titled "Mortgage Pass-Through Certificates (_____________________________) Series ___ 199_, Certificate Account" in trust for the benefit of the Certificateholders.

    The Pass-Through Trustee shall cause to be deposited in the Certificate Account upon receipt from the Collateral Trustee, and retained therein:

         (a) All scheduled payments due on account of principal and interest on the Mortgage Loan[s], and all Principal Prepayments and interest related thereto collected;


         (b) All payments on account of Make-Whole Premium on the Mortgage Note[s];


         (c) All other amounts received from the Collateral Trustee pursuant to Section 4.05 of the Collateral Trust Agreement; and

         (d) All earnings (or losses) on funds held in the Certificate Account derived from Eligible Investments.

The foregoing requirements for deposit in the Certificate Account shall be exclusive.

    Section 4.04. Permitted Withdrawals From the Certificate Account. The Pass-Through Trustee shall, from time to time, cause the withdrawal of funds from the Certificate Account for the following purposes and in the following priority:

         (a) to make payments to the Certificateholders in the amounts and in the manner provided for in Section 5.01;

         (b) subsequent to an Event of Default [with respect to such Borrower's Mortgage Loan] pursuant to Section 7.01 hereof (except for a Non-Monetary Tenant Default), to pay the Pass-Through Trustee for any unreimbursed Extraordinary Expense Advances required by [the related] Borrower's default pursuant to the [related] Mortgage Note or the [related] Loan Documents and for [such Borrower's ratable portion of] due and unpaid Pass-Through Trustee's Fees, and to reimburse Pass-Through Trustee for any expenses, costs and liabilities for which it is entitled to reimbursement hereunder or under the Loan Documents [related to such Borrower's Mortgage Loan]; and, in such event, the Pass-Through Trustee shall have a prior lien for itself on all moneys in the Certificate Account for payment or reimbursement of Extraordinary Expense Advances [related to such Mortgage Loan], [such Borrower's ratable portion of] due and unpaid Pass-Through Trustee's Fees and other amounts owed it and payable by [such] Borrower under any provision of the [related] Mortgage Note or the

[related] Loan Documents, provided, however, that so long as (i) no default exists under the [related] Lease Guaranty, taking into account any grace period provided for therein, or (ii) no direction has been given by Certificateholders owning Percentage Interests of at least 66-2/3% to exercise rights or remedies under such Mortgage Note or Loan Documents, the payments pursuant to Section 4.04(a) above shall be made by Pass-Through Trustee free and clear of such lien; and

         (c) to make any payments to clear and terminate the Certificate Account upon the termination of this Pass-Through Trust Agreement.

    Section 4.05. Action Concerning Defaulted Mortgage Loan. If an Event of Default with respect to a Mortgage Loan has occurred and is continuing, and if any Certificateholders direct, and if the Pass-Through Trustee and the Collateral Trustee have received indemnity for their respective reasonable costs, expenses and liabilities with respect thereto to the reasonable satisfaction of both of them from the Certificateholders in accordance with
Section 8.02 (iii) hereof and in accordance with the Collateral Trust Agreement, the Pass-Through Trustee shall vote a percentage of the outstanding principal balance of the [related] Mortgage Note corresponding to the Percentage Interests owned by such Certificateholders in favor of directing the Collateral Trustee to use its best efforts to foreclose upon or otherwise comparably convert the ownership of the Mortgaged Estate securing such Mortgage Loan; to manage, conserve and protect such Mortgaged Estate for the purposes of its disposition and sale; and to dispose of such Mortgaged Estate as promptly as is reasonably possible. Upon sale or other conveyance of all or any part of a Mortgage Note by the Pass-Through Trustee, the Pass-Through Trust shall have no further right, title or interest, in the Mortgage Note, or portion thereof, so sold or conveyed. Upon sale or other conveyance of all or any part of the Mortgaged Estate by the Collateral Trustee, the Pass-Through Trust shall have no right, title or interest in the Mortgaged Estate, or portion thereof, so sold or conveyed. [Notwithstanding anything herein to the contrary, a default under one Loan Agreement or related Loan Documents shall not constitute a default under any other Loan Agreement or other Loan Document.]

    Section 4.06. Trustee Compensation. The Pass-Through Trustee's Fee shall be paid pursuant to the terms of the Consent and Agreement[s]. The Pass-Through Trustee, as compensation for its activities hereunder (other than those covered by the Pass-Through Trustee's Fee), shall be entitled to receive amounts representing reimbursement for Extraordinary Expense Advances and reimbursement for certain expenses, as specified by Sections 3.01(d), 3.01(h), 3.06(d) and 4.04(b) hereof and Sections 4.03(c) and 4.05(d) of the Collateral Trust Agreement.

    Section 4.07.  Rights of the Certificateholders.  The Pass-Through
Trustee shall afford the Certificateholders, upon reasonable notice and during normal business hours, access to all records maintained by the Pass-Through Trustee in respect of its rights and obligations hereunder and access to officers of the Pass-Through Trustee responsible for such obligations. Upon request, the Pass-Through Trustee shall furnish the Certificateholders with its most recent publicly available financial statements.


                                   ARTICLE V
                       PAYMENTS TO THE CERTIFICATEHOLDERS

    Section 5.01.  Distributions.

         (a) The Pass-Through Trustee shall cause to be distributed, from funds in the Certificate Account, the following amounts:

              (i) on each Remittance Date, to each Certificateholder an amount equal to the Debt Service due on the Certificate or Certificates held by such Certificateholder; and

              (ii) on the date provided for distribution of Certificates pursuant to Section 3.01(c), (d), (e) or (f), to each Certificateholder an amount equal to the amount payable on the Certificate or Certificates held by such Certificateholder pursuant to Section 3.01(c), (d), (e) or (f), as the case may be; and

              (iii) concurrently with the termination of the Pass-Through Trust pursuant to Section 9.01 hereunder, to each Certificateholder an amount equal to the product of (a) all amounts remaining in the Certificate Account after giving effect to the distributions provided for in clauses (i) and (ii) hereof, and (b) the Percentage Interest of such Certificateholder.

         (b) All distributions made to Certificateholders on each Remittance Date shall be made to the Certificateholders of record on the Record Date (other than as provided in this Pass-Through Trust Agreement or in the form of Certificate respecting the final distribution), (i) by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Pass-Through Trustee in writing at least 10 Business Days prior to such Remittance Date and such Holders hold Certificates in the aggregate principal amount of $1,000,000 or more or (ii) for all other Holders of Certificates, by check mailed to the address of the Person entitled thereto as it appears on the Certificate Register. Notwithstanding any of the provisions of this subsection (b) to the contrary, so long as all of the outstanding Certificates are held by the Depository, all distributions in respect of such Certificates shall be made by wire transfer in immediately available funds in accordance with the Letter of Representations. All distributions in respect of the Certificates shall be made without presentation or surrender, except that the final distribution in accordance with Section 9.02 will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office or such other agency of the Pass-Through Trustee specified in the final distribution notice to Certificateholders. If on any Determination Date, the Pass-Through Trustee reasonably determines that [the] [no] Mortgage Loan is [not] outstanding and there are no other funds or assets in the Trust Property other than the funds in the Certificate Account, the Pass-Through Trustee shall send the final distribution notice to each Certificateholder and make provision for the final distribution in accordance with Section 9.02.

    Section 5.02. Statements to Certificateholders. Not later than each Remittance Date, Pass-Through Trustee will cause to be sent to each Certificateholder a statement setting forth the following information with respect to each Certificate (which information may be aggregated for all Certificates held by the same Holder), after giving effect to the distributions to be made pursuant to Section 5.01 on or as of such Remittance Date:

         (i) the portion of such distribution allocable to principal of the Mortgage Note[s];

         (ii) the portion of such distribution allocable to interest on the Mortgage Note[s];

         (iii) the amount of any Extraordinary Expense Advance by the Pass-Through Trustee or the Collateral Trustee pursuant to Section 5.03 hereof or Section 5.01 of the Collateral Trust Agreement, respectively; and

         (iv)  whether [the] [a] Mortgage Note is delinquent.

    In addition, not more than 90 days after the end of each calendar year or by such earlier time as may be required under the Code, the Pass- Through Trustee will furnish a report to each holder of a Certificate at any time during such calendar year, an annual statement of interest paid on the Mortgage Note[s] in accordance with the requirements of applicable federal income tax law.

    The Pass-Through Trustee shall cause to be prepared and shall file any and all tax returns, information statements or other filings required to be delivered to (a) any governmental taxing authorities or (b) the Certificateholders pursuant to any applicable law with respect to the Pass-Through Trust Property and the transactions contemplated hereby. The costs of any such filings, including the costs of any accounting firm or other organization retained to assist in the preparation of any such filings, shall be considered an ordinary cost and expense of the Pass-Through Trustee included within the Pass-Through Trustee's Fee and not subject to reimbursement by the Depositor, any Borrower or otherwise.

    Section 5.03. Advances by Pass-Through Trustee. The Pass-Through Trustee may from time to time following an Event of Default make such Extraordinary Expense Advances as Pass-Through Trustee in its sole discretion deems advisable, provided, however, that it shall not be obligated to make any such advances unless it is satisfied as to the availability of reimbursement pursuant to the terms hereof or of the Collateral Trust Agreement or from the Certificateholders.


                                  ARTICLE VI
                                THE DEPOSITOR

    Section 6.01. Maintaining Corporate Existence of the Depositor. The Depositor will keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Pass-Through Trust Agreement, the Certificates or the Mortgage Note[s] and to perform its duties under this Pass-Through Trust Agreement.

    The Depositor will not, on or after the date of execution of this Pass-Through Trust Agreement (i) engage in any business or activities other than those set forth in Article III of the Certificate of Incorporation of the Depositor (ii) incur any indebtedness other than trade payables incurred in the ordinary course of business, or (iii) amend, or propose to its shareholders for their consent any amendment of, its Certificate of Incorporation or Bylaws without giving notice thereof in writing not less than 30 days nor more than 90 days prior to the date on which such amendment is to become effective to Pass-Through Trustee and without first obtaining the written consent of Pass-Through Trustee.

    Section 6.02. Limitation on Liability of the Depositor. Neither the Depositor nor any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Pass-Through Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Pass-Through Trust Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such person against any liability which would otherwise be imposed by reason of any willful misfeasance, bad faith or negligence in the performance of its duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

    The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties pursuant to this Pass-Through Trust Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Pass-Through Trust Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.


                                 ARTICLE VII
                                   DEFAULT

    Section 7.01. Events of Default. The occurrence of any event constituting an event of default as defined in the Collateral Trust Agreement, any Loan Document or [the] [any] Mortgage Note shall constitute an Event of Default under this Pass-Through Trust Agreement. If an Event of Default shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied or waived, the Pass-Through Trustee, at the written direction of any Holders of Certificates, shall vote a percentage of the Principal Balance of such Mortgage Note[s] corresponding to the Percentage Interests owned by such Holders in favor of directing the Collateral Trustee to exercise any rights and remedies that it may have pursuant to such Mortgage Note[s] or any [related] Loan Document, as modified by the provisions of the Collateral Trust Agreement, or at law or equity, including injunctive relief and specific performance, provided that if as a result of the occurrence of an Event of Default, the Pass-Through Trustee acquires any property other than cash, whether pursuant to foreclosure or otherwise, the Pass-Through Trustee shall sell such property as promptly as reasonably possible. [Failure to pay with respect to any Mortgage Note or a default under any Loan Document will not constitute a default under any unrelated Mortgage Notes or under any unrelated Loan Documents and will not give rise to any right of the Collateral Trustee or the Pass-Through Trustee (i) to exercise any remedies with respect to such unrelated Mortgage Notes, or such unrelated Loan Documents or (ii) to vote any such unrelated Mortgage Notes in favor of exercising any such remedies.] If an Event of Default with respect to a Mortgage Loan shall give rise to a right to terminate the [related] Lease, at the written direction of any Holders of Certificates, the Pass-Through Trustee shall vote a percentage of the Principal Balance of such Mortgage Note corresponding to the Percentage Interests owned by such Holders in favor of directing the Collateral Trustee to give notice of intent to terminate or take action to terminate such Lease. The Pass-Through Trustee will have no obligation to take any action or institute, conduct or defend any litigation under this Pass-Through Trust Agreement at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Pass-Through Trustee reasonable indemnity pursuant to Section 8.02(iii) against the costs, expenses and liabilities which the Pass-Through Trustee may incur. The Pass-Through Trustee shall apply the proceeds recovered in the enforcement of the rights and remedies under this Pass-Through Trust Agreement in accordance with the terms of this Pass-Through Trust Agreement.

    Section 7.02. Waiver of Defaults. The Pass-Through Trustee, at the written direction of any Holders of Certificates, shall vote a percentage of the Principal Balance of such Mortgage Note[s] corresponding to the Percentage Interests owned by such Holders in favor of directing the Collateral Trustee to waive any default under any Mortgage Note or any Loan Document and the consequences of any such default (any such waiver by the Collateral Trustee shall constitute a waiver of the default under Section 7.01 hereof), except that the Pass-Through Trustee shall waive a default in the making of any required distribution on such Mortgage Note[s] only if directed to do so by all Certificateholders affected by such default. A default in the making of any required distribution on the Certificates may only be waived by the affected Certificateholders. The Pass-Through Trustee shall have no authority to exercise the right of waiver if, as a result thereof, the Pass-Through Trust would fail to be characterized as a trust for federal income tax purposes or the Collateral Trust would become taxable as an association within the meaning of Treasury Regulation Section 301.7701-2. The Pass-Through Trustee may rely upon an Opinion of Counsel as set forth in Section 8.02 if it reasonably believes that such an act may cause the Pass-Through Trust to fail to be characterized as a trust for federal income tax purposes or may cause the Collateral Trust to become taxable as an association within the meaning of Treasury Regulation Section 301.7701-2. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Pass-Through Trust Agreement. No such waiver shall extend to any subsequent Event of Default or impair any right consequent thereon except to the extent expressly so waived.

    Section 7.03. Notification to Certificateholders. The Pass-Through Trustee shall, in the manner and to the extent required by Section 313(c) of the TIA, notify the Certificateholders, the [related] Tenant and Kmart of any Event of Default known to the Pass-Through Trustee within the later of 90 days from the occurrence thereof or 30 days after obtaining knowledge thereof, unless such Event of Default has been cured or waived before the giving of such notice. Except in the case of a default in the payment of principal of, or interest on, the Mortgage Note[s], the Pass-Through Trustee may withhold such notice if and so long as its board of directors, the executive committee of the board of directors or a committee of its directors and/or responsible officers in good faith determine that the withholding of such notice is in the interests of the Certificateholders.

    Section 7.04.  Rights of Certificateholders to Direct Proceedings.

         (a) Anything in this Pass-Through Trust Agreement to the contrary notwithstanding, the Holders of Certificates of Percentage Interests aggregating not less than 66-2/3% shall have the right, at any time during the continuance of an Event of Default, by an instrument or instruments in writing executed and delivered to the Pass-Through Trustee, to direct the time, place and method of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Pass-Through Trust Agreement; provided, however that such direction shall not be otherwise than in accordance with the provisions of law and this Pass-Through Trust Agreement and provided that such Holders shall have provided to the Pass-Through Trustee the reasonable indemnity pursuant to Section 8.02 (iii) against the costs, expenses and liabilities which the Pass-Through Trustee may incur in connection with such proceedings.

         (b) Anything in this Pass-Through Trust Agreement to the contrary notwithstanding, any Holders of Certificates shall have the right, at any time during the continuance of an event of default under the Collateral Trust Agreement, by an instrument or instruments in writing executed and delivered to the Pass-Through Trustee, to cause the Pass-Through Trustee to vote a percentage of the Principal Balance of the affected Mortgage Note[s] corresponding to the Percentage Interests owned by such Holders to direct the time, place and method of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of the Loan Documents; provided, however that such direction shall not be otherwise than in accordance with the provisions of law and such Loan Documents; and provided that such Holders shall have provided to the Collateral Trustee and to the Pass-Through Trustee the reasonable indemnity pursuant to Section 8.02 (iii) hereof and Section 8.02 (iii) of the Collateral Trust Agreement against the costs, expenses and liabilities which the Collateral Trustee or the Pass-Through Trustee may incur in connection with such proceedings.

    Section 7.05. Rights of Certificateholders to Receive Payment. Notwithstanding any other provision in this Pass-Through Trust Agreement, the right of any Certificateholder to receive distributions pursuant to Section 5.01, on or after the respective Remittance Dates set forth herein or in the Certificates, or to bring suit for the enforcement of any such distribution on or after such respective dates shall not be impaired or affected without the consent of such Certificateholder.

    Section 7.06. Remedies Cumulative. No remedy given hereunder to the Pass-Through Trustee or to any of the Certificateholders shall be exclusive of any other remedy or remedies, and each such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

    Section 7.07. Pass-Through Trustee Default. In the event of any breach by the Pass-Through Trustee of its obligations pursuant to this Pass-Through Trust Agreement, the Certificateholders and the Depositor shall be entitled to exercise all rights and remedies to which they may be entitled at law or in equity.

    Section 7.08. Notice to Tenant[s] [and Kmart]. The Pass-Through Trustee shall promptly notify the [related] Tenant [and Kmart] of the exercise of any remedies under this Pass-Through Trust Agreement, under [any] [the] Mortgage Note or under any Loan Document or of any vote directing the Collateral Trustee to exercise any remedies pursuant to the Collateral Trust Agreement. Failure to give such notice or notice under Section 7.03 hereof shall not impair or limit the Pass-Through Trustee's or the Collateral Trustee's right to pursue any such remedies or any other right or remedy to which it may be entitled.


                                  ARTICLE VIII
                      CONCERNING THE PASS-THROUGH TRUSTEE
                           AND THE COLLATERAL TRUSTEE

    Section 8.01. Duties of Pass-Through Trustee. [With respect to each Mortgage Note] the Pass-Through Trustee, prior to the occurrence of an Event of Default [related to such Mortgage Note] and after the curing or waiver of all Events of Default [related to such Mortgage Note] which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Pass-Through Trust Agreement. In case an Event of Default has occurred [related to such Mortgage Note] (which has not been cured or waived), the Pass-Through Trustee shall exercise such of the rights and powers vested in it by this Pass-Through Trust Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of such man's own affairs. No permissive rights of the Pass-Through Trustee shall be construed as a mandatory duty of the Pass-Through Trustee.

    The Pass-Through Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Pass-Through Trustee which are specifically required to be furnished pursuant to any provision of this Pass- Through Trust Agreement, shall examine them to determine whether they conform to the requirements of this Pass-Through Trust Agreement and if they are deemed to be deficient, Pass-Through Trustee shall request cure of any such deficiency within a reasonable period of time for such cure. If such deficiency is not cured to the satisfaction of Pass-Through Trustee, the Pass-Through Trustee may treat the requirement pursuant to which such instrument is furnished as not having been satisfied.

    No provision of this Pass-Through Trust Agreement shall be construed to relieve the Pass-Through Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

              (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Pass-Through Trustee shall be determined solely by the express provisions of this Pass-Through Trust Agreement, the Pass-Through Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Pass-Through Trust Agreement and, in the absence of bad faith on the part of the Pass-Through Trustee, the Pass-Through Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Pass-Through Trustee and conforming to the requirements of this Pass-Through Trust Agreement;

              (ii) The Pass-Through Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Pass-Through Trustee, unless it shall be proved that the Pass-Through Trustee was negligent in ascertaining the pertinent facts;

              (iii) The Pass-Through Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% or such lesser percentage as is specifically set forth herein with respect to the exercise of specific powers hereunder as to the time, method and place of conducting any proceeding for any remedy available to the Pass-Through Trustee, or exercising any trust or power conferred upon the Pass-Through Trustee, under this Pass-Through Trust Agreement; and

              (iv) The Pass-Through Trustee shall have no authority to perform any act which, if consummated, would cause the entity created hereunder to fail to be characterized as a trust for federal income tax purposes or the Collateral Trust to become taxable as an association within the meaning of Treasury Regulation Section 301.7701-2. The Pass-Through Trustee may rely upon an Opinion of Counsel, as set forth in Section 8.02, if it reasonably believes that such an act may cause the Pass-Through Trust to fail to be characterized as a trust for federal income tax purposes or the Collateral Trust to become taxable as an association within the meaning of Treasury Regulation Section 301.7701-2. Nothing in this Section 8.01(iv) is intended to prevent the Pass-Through Trustee from exercising any right or remedy to which it is entitled hereunder or under any Loan Documents.

    The Pass-Through Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any rights or powers, if there are reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

    Section 8.02. Certain Matters Affecting Pass-Through Trustee. Except as otherwise provided in Section 8.01:

              (i) The Pass-Through Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

              (ii) The Pass-Through Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel, provided that any cost incurred by the Pass-Through Trustee shall be reimbursable only to the extent provided in Sections 3.01(d), 3.01(h), 3.06(d), 4.04(b) and 4.06 hereof and in Sections 4.03(c) and 4.05(d) of the Collateral Trust Agreement;


              (iii) The Pass-Through Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Pass-Through Trust Agreement following an Event of Default or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Pass-Through Trust Agreement, unless such Certificateholders shall have offered to the Pass-Through Trustee reasonable indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Pass-Through Trustee to perform any discretionary act enumerated in this Pass-Through Trust Agreement shall not be construed as a duty; and the Pass-Through Trustee shall not be answerable for other than negligence or willful misconduct in performance of such act. Nothing contained herein shall, however, relieve the Pass-Through Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Pass-Through Trust Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of such man's own affairs;


              (iv) The Pass-Through Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Pass-Through Trust Agreement;

              (v) (a) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Pass-Through Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3%; provided, however, that if the payment within a reasonable time to the Pass-Through Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Pass-Through Trustee, not reasonably assured to the Pass-Through Trustee by the security afforded to it by the terms of this Pass-Through Trust Agreement, the Pass-Through Trustee may require reasonable indemnity against such expense or liability as a condition to such proceeding;

    (b) If requested in writing by any Holders of Certificates, the Pass-Through Trustee shall vote a percentage of the outstanding principal balance of the Mortgage Note[s] corresponding to the Percentage Interests owned by such Holders to make an investigation as set forth in Section 8.02(v) of the Collateral Trust Agreement;

    (c) The reasonable expense of every such investigation shall be paid by the Certificateholder[s] requesting the investigation; and

              (vi) The Pass-Through Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

    Section 8.03. Pass-Through Trustee Not Liable for Certificates or Mortgage Note[s]. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor, and the Pass-Through Trustee assumes no responsibility for their correctness. The Pass-Through Trustee makes no representations or warranties as to the validity or sufficiency of this Pass-Through Trust Agreement, of the Collateral Trust Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by the Pass-Through Trustee and this Pass-Through Trust Agreement shall be duly and validly executed by the Pass-Through Trustee) or of the Mortgage Note[s] (other than the representations made in Section 2.02 hereof) or related documents. The Pass-Through Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to or at the direction of the Depositor with respect to the Mortgage Note[s].

    Section 8.04. Pass-Through Trustee May Own Certificates. The Pass-Through Trustee in its corporate or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Pass-Through Trustee.

    Section 8.05. Pass-Through Trustee's Fee and Expenses. The Pass-Through Trustee shall be entitled to reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Pass-Through Trustee, and the Pass-Through Trustee

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

shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by the Pass-Through Trustee in accordance with any of the provisions of this Pass-Through Trust Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), but solely from the Pass-Through Trustee's Fee and amounts available as provided in Section 3.01(d) and Section 3.01(h) and in the Rental Payment Account[s], as provided in the Collateral Trust Agreement, and in the Certificate Account as provided herein for reimbursement of expenses as set forth in Section 3.06(d) and Extraordinary Expense Advances as provided in Sections 4.04(b) and 4.05 hereof and Sections 4.03(c) and 4.05(d) of the Collateral Trust Agreement. Notwithstanding the above, no such expense, disbursement or advance shall be reimbursable as may arise from Pass-Through Trustee's negligence or bad faith.

    Section 8.06. Action by Co-Trustee. At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Pass-Through Trust Property may at the time be located or in which any action of the Pass-Through Trustee may be required to be performed or taken, the Pass-Through Trustee, by an instrument in writing signed by it, may appoint one or more Persons ("Co-Trustee") to act as a separate trustee or co-trustee, acting jointly with the Pass-Through Trustee, of all or any part of such Pass-Through Trust Property, to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee acting jointly with the Pass- Through Trustee to act. The Co-Trustee shall act as and be such upon the following terms and conditions:

         (a) Subject to the provisions of Section 8.14, all rights, powers, duties and obligations conferred or imposed upon the Pass-Through Trustee shall be conferred or imposed solely upon and solely exercised and performed by the Pass-Through Trustee except as expressly provided otherwise in this Pass-Through Trust Agreement and except to the extent that under any law or any jurisdiction in which any particular act or acts are to be performed, the Pass-Through Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by the Co-Trustee;

         (b) No power granted by this Pass-Through Trust Agreement to, or which this Pass-Through Trust Agreement provides may be exercised by, the Co-Trustee shall be exercised by the Co-Trustee except jointly with, or with the consent in writing of, the Pass-Through Trustee, anything contained to the contrary notwithstanding; and

         (c) The Co-Trustee may at any time by an instrument in writing, constitute the Pass-Through Trustee or its successor in trust hereunder its agent or attorney-in-fact, with full power and authority, to the extent which may be permitted by law, to do any and all acts and things and exercise any and all discretion which it is authorized or permitted to do or exercise, for and in its behalf and in its name.

    Section 8.07. Eligibility Requirements for Pass-Through Trustee. The Pass-Through Trust shall at all times have a Pass-Through Trustee which shall be a corporation eligible to act as trustee under Section 310(a) of the TIA and shall be a corporation organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 in the case of United States Trust Company of New York, and of at least $100,000,000 in the case of any successor trustee and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Pass-Through Trustee shall cease to be eligible in accordance with the provisions of this Section, the Pass-Through Trustee shall resign immediately in the manner and with the effect specified in
Section 8.08.

    Section 8.08. Resignation and Removal of Pass-Through Trustee and Collateral Trustee.

         (a) The Pass-Through Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor and the Certificateholders. Upon receiving such notice of resignation, the Depositor or the Certificateholders evidencing Percentage Interests aggregating not less than 66-2/3% shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Pass-Through Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Pass- Through Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

    If at any time any of the following events occur:

              (i) the Pass-Through Trustee fails to comply with the requirements of Section 310 of the Trust Indenture Act after written request for such compliance by any Certificateholder who has been a bona fide Certificateholder for at least six months; or

              (ii) the Pass-Through Trustee ceases to be eligible in accordance with the provisions of Section 8.07 and fails to resign after written request therefor by the Depositor or by any such bona fide Certificateholder; or

              (iii) the Pass-Through Trustee becomes incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Pass-Through Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Pass-Through Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (x) the Depositor may remove the Pass-Through Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Pass-Through Trustee so removed and one copy to the successor trustee, or (y) subject to the provisions of
Section 7.04, any Certificateholder who has been a bona fide Certificateholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Pass-Through Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Pass-Through Trustee and appoint a successor trustee.

    The Certificateholders evidencing Percentage Interests aggregating not less than 66-2/3% may at any time remove the Pass-Through Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Pass-Through Trustee so removed, one complete set to the Depositor and one complete set to the successor so appointed.

    Any resignation or removal of the Pass-Through Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective only upon acceptance of appointment by the successor trustee as provided in Section 8.09.

         (b)   In the event the Collateral Trustee resigns pursuant to Section
8.08 of the Collateral Trust Agreement, the Pass-Through Trustee, upon receiving instructions from any Certificateholders, concerning the appointment of a successor collateral trustee, shall vote a percentage of the Principal Balance of the Mortgage Note[s] corresponding to the Percentage Interests owned by such Certificateholders to appoint such designated successor collateral trustee and take such other actions as are appropriate under such Section 8.08 to appoint such successor collateral trustee.

    Upon receiving instructions from any Certificateholders to do so, the Pass-Through Trustee shall seek to remove the Collateral Trustee and appoint a successor collateral trustee, by voting a percentage of the Principal Balance of the Mortgage Note[s] corresponding to the Percentage Interests owned by such Certificateholders in favor of removing the Collateral Trustee and appointing the successor designated by such Certificateholders and by taking such other actions as are consistent with Section 8.08 of the Collateral Trust Agreement.

    Section 8.09. Successor Pass-Through Trustee. Any successor trustee appointed as provided in Section 8.07 or 8.08 shall execute, acknowledge and deliver to the Certificateholders and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the same effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee the Mortgage Note[s] and any other documents and statements held by it hereunder, and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

    No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.07.

    Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

    Section 8.10. Merger or Consolidation of Pass-Through Trustee. Any corporation into which the Pass-Through Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Pass-Through Trustee shall be a party, or any corporation succeeding to the business of the Pass-Through Trustee, shall be the successor of the Pass-Through Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

    Section 8.11. Resignation of Co-Trustee. The Co-Trustee or any of its successors may resign, and may be discharged of the trusts created by this Pass-Through Trust Agreement by giving written notice thereof to the Certificateholders and to the Pass-Through Trustee.

    Such resignation shall take effect immediately upon the acceptance of appointment by a Person succeeding to the office of the Co-Trustee appointed by the Pass-Through Trustee.

    Section 8.12. Removal of Co-Trustee. The Co-Trustee or any of its successors may be removed at any time by the Pass-Through Trustee or the Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3%, by delivery of a notice of such removal to the Co-Trustee, to the Depositor, and to the Pass-Through Trustee, signed by such Holders, and such removal shall be effective upon the date specified in such notice, and the Co-Trustee's duties and obligations hereunder shall thereupon cease, except as specified in Section 8.14.

    Section 8.13. Appointment of Successor to Co-Trustee. If at any time the Co-Trustee or any of its successors shall die, resign or be removed or otherwise become incapable of acting, or if for any reason the office of Co-Trustee shall become vacant, a successor to the Co-Trustee shall forthwith be appointed by the Pass-Through Trustee.

    Section 8.14. Succession of Successor to Co-Trustee. Any Person appointed as a successor to the Co-Trustee shall execute, acknowledge and deliver to the Certificateholders, its predecessor, to the Pass-Through Trustee and to the Depositor, an instrument accepting such appointment hereunder, and thereupon such Person without any further act, deed or conveyance shall become vested with all estates, properties, rights, powers, duties and trusts of its predecessor in the trusts hereunder with like effect as if originally named as Co-Trustee herein; but nevertheless, on the written request of the Depositor or Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% or of the Pass-Through Trustee or of the new Co-Trustee, the predecessor shall execute and deliver an instrument transferring to the new Co-Trustee, upon the trusts expressed in this Pass-Through Trust Agreement, all the estates, properties, rights, powers and trusts granted to it by this Pass-Through Trust Agreement and shall duly assign, transfer, deliver and pay over to the new Co-Trustee any property and money subject to the lien of this Pass-Through Trust Agreement held by such predecessor. Should any instrument in writing from the Depositor or from Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% or from the Pass-Through Trustee be required by any person who becomes the Co-Trustee for more fully and certainly vesting in and confirming to such Co-Trustee such estates, properties, rights, powers and trusts, then, on request, any and all such instruments in writing shall be made, executed, acknowledged and delivered by the Depositor and/or the Pass-Through Trustee.

    Any Co-Trustee which has resigned or been removed shall nevertheless retain all rights of indemnity granted hereunder.

    Section 8.15.  Reports by the Pass-Through Trustee to Certificateholders.

         (a) On or before each March 31 of each calendar year commencing 199_, the Pass-Through Trustee shall transmit to Certificateholders such reports concerning the Pass-Through Trustee and its actions under this Pass-Through Trust Agreement as may be required pursuant to the TIA and at the times and in the manner provided pursuant thereto.

         (b) A copy of each report shall, at the time of such transmission to Certificateholders, be filed by the Pass-Through Trustee with any stock exchange upon which the Certificates are listed, with the Securities and Exchange Commission, with Kmart and with the Depositor. The Depositor shall notify the Pass-Through Trustee when the Certificates are listed on any stock exchange, in accordance with Section 313(c) of the TIA.

    Section 8.16.  Co-Trustee of the Collateral Trust

         (a) Upon receiving instructions from any Certificateholders to do so, the Pass-Through Trustee shall seek to remove the co-trustee of the Collateral Trust by voting a percentage of the Principal Balance of the Mortgage Note[s] corresponding to the Percentage Interests owned by such Certificateholders in favor of removing such co-trustee and by taking such other actions as are consistent with Section 8.12 of the Collateral Trust Agreement.

         (b) Upon written request to do so from any Certificateholders, the Pass-Through Trustee shall vote a percentage of the Principal Balance of the Mortgage Note[s] corresponding to the Percentage Interests owned by such Certificateholders to make the request specified in Section 8.14 of the Collateral Trust Agreement and take such other actions to implement such request as are consistent with such Section 8.14.


                                   ARTICLE IX
                                  TERMINATION

    Section 9.01. Termination. The respective obligations and responsibilities of the Depositor and the Pass-Through Trustee under this Pass-Through Trust Agreement shall, so long as such termination does not result in the imposition of a tax on the Pass-Through Trust Property, terminate upon the final payment, prepayment in full or other liquidation of the Mortgage Note[s] and the remittance of all funds due hereunder; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

    Section 9.02.  Notice; Final Distribution.

         (a) Notice of any termination pursuant to Section 9.01, specifying the Remittance Date after which all Certificateholders shall surrender their Certificates to the Pass-Through Trustee for payment and cancellation, shall be given promptly by the Pass-Through Trustee by letter to Certificateholders mailed no later than 15 days prior to such final distribution specifying (i) the

Remittance Date upon which final payment on the Certificates will be made and following which the Certificateholders shall present and surrender their Certificates at the Corporate Trust Office or the office of any designated agent of the Pass-Through Trustee therein designated, (ii) the amount of any such final payment, and (iii) that payments will be made only upon presentation and surrender of the Certificates at the office or agency of the Pass-Through Trustee therein specified. After giving such notice, the Pass-Through Trustee shall not register the transfer or exchange of any Certificates. On the Remittance Date upon presentation and surrender of the Certificates, the Pass-Through Trustee shall cause to be distributed to Certificateholders an amount equal to the amount distributable on such Remittance Date.

         (b) If all of the Certificateholders shall not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Pass-Through Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Pass-Through Trustee may take appropriate steps, or may appoint an agent to take appropriate and reasonable steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain in the Pass-Through Trust.


                                   ARTICLE X
                       SUPPLEMENTS AND AMENDMENTS TO THIS
               PASS-THROUGH TRUST AGREEMENT AND OTHER DOCUMENTS;
                        ADDITIONAL AGREEMENTS OF TRUSTEE

    Section 10.01.  Supplemental Pass-Through Trust Agreements Without
Consent of Holders. The Depositor and the Pass-Through Trustee, at any time and from time to time, with the consent of Kmart (which shall not be unreasonably withheld or delayed and which shall not be required with respect to (g) below) but without the consent of Certificateholders, may enter into one or more trust agreements supplemental hereto for one or more of the following purposes:

         (a) to evidence the succession of another Person to the Depositor, or successive successions, and the assumption by the successor of the covenants, agreements and obligations of the Depositor herein;

         (b) to add any covenants, restrictions, conditions or provisions with respect to the Depositor as the Pass-Through Trustee shall consider to be for the protection of the Certificateholders;

         (c) to surrender any rights or power conferred herein upon the Depositor herein or to add to the rights of the Certificateholders;

         (d) to correct or amplify the description of any property at any time that constitutes Pass-Through Trust Property or better to assure, convey and confirm unto the Pass-Through Trustee any such property to be included in any such Pass-Through Trust Property, or to acknowledge any change relating to title to the Mortgaged Estate which does not materially adversely affect the rights of the Certificateholders;

         (e) to evidence and provide for the acceptance and appointment hereunder of a successor trustee and to add to or change any of the provisions hereof as may be necessary to provide for or facilitate the administration of the Pass-Through Trust by more than one trustee pursuant to Section 8.14;

         (f) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Pass-Through Trust Agreement, provided that such action pursuant to this
Section 10.01(f) shall not materially adversely affect the Certificateholders;
or

         (g) to modify, eliminate or add to the provisions of this Pass-Through Trust Agreement to the extent necessary to continue the qualification of this Pass-Through Trust Agreement under the TIA;

provided that no such supplemental agreement shall cause the Pass-Through Trust to fail to be characterized as a trust for federal income tax purposes or the Collateral Trust to become taxable as an association within the meaning of Treasury Regulation Section 301.7701-2.

    The Pass-Through Trustee is hereby authorized to join in the execution of any such supplemental agreement, to make any further appropriate agreements and stipulations which may be contained therein and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Pass-Through Trustee shall not be obligated to enter into any such supplemental agreement which adversely affects the Pass-Through Trustee's own rights, duties or immunities under this Pass-Through Trust Agreement or otherwise, whether in its official or individual capacity.

    Section 10.02.  Supplemental Agreements With Consent of
Certificateholders. With the consent of the Holders of Certificates evidencing Percentage Interests of not less than 66-2/3%, the Depositor and the Pass-Through Trustee may, from time to time and at any time, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Pass-Through Trust Agreement or of any agreements supplemental hereto or of modifying in any manner the rights of the Certificateholders; provided, however, that no such supplemental agreement shall cause the Pass-Through Trust to fail to be characterized as a trust for federal income tax purposes or the Collateral Trust to become taxable as an association within the meaning of Treasury Regulation Section 301.7701-2; and provided further that, except as expressly permitted under the terms of this Pass-Through Trust Agreement, without the consent of each Certificateholder affected thereby and, with respect to (b) and (unless there is a monetary default under the [related] Lease) (c) below, Kmart, no such amendment of or supplement to this Pass-Through Trust Agreement or modification of the terms of, or consent under, any provision hereof, shall


         (a) modify any of the provisions of Section 7.03 or this Section 10.02, or the definition of "Certificateholder" as set forth in Article I hereof;

         (b)  modify the definition of "Percentage Interest" as set forth in
Article I hereof or reduce the Percentage Interests, the consent of the Holders of Certificates of which is required for any such supplement to this Pass-Through Trust Agreement, or the consent of the Holders of Certificates of which is required for any waiver provided for in this Pass-Through Trust Agreement;

         (c) reduce the amount or extend the time of payment of any amount owing or payable under the Mortgage Note[s] or distributions to be made on any Certificate pursuant to Article V;

         (d) impair the right of any Certificateholder to commence legal proceedings to enforce a right to receive payment hereunder; or

         (e) create or permit the creation of any lien on the Pass-Through Trust Property or any part thereof, or deprive any Certificateholder of the benefit of this Pass-Through Trust Agreement, whether by disposition of such Pass-Through Trust Property or otherwise.

    Upon the request of the Depositor and upon the filing with the Pass-Through Trustee of evidence of the consent of the Certificateholders and Kmart, if applicable, required under this Section, the Pass-Through Trustee shall join with the Depositor in the execution of such supplemental agreement unless such supplemental agreement affects the Pass-Through Trustee's own rights, duties or immunities under this Pass-Through Trust Agreement or otherwise, in which case the Pass-Through Trustee may in its discretion, but shall not be obligated to, enter into such supplemental agreement.

    It shall not be necessary for the consent of the Certificateholders under this Section to approve the particular form of any proposed supplemental agreement, and it shall be sufficient if such consent shall approve the substance thereof. Kmart shall be entitled to receive a copy of the form of proposed supplemental agreement.

    Promptly after the execution by the Depositor and the Pass-Through
Trustee of any supplemental agreement pursuant to the provisions of this Section, the Pass-Through Trustee shall mail a notice thereof by first-class mail to the Certificateholders at their addresses as they shall appear in the Certificate Register, setting forth in general terms the substance of such supplemental agreement. Any failure of the Pass-Through Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental agreement.

    Section 10.03. Effect of Supplemental Agreement. Upon the execution of any supplemental agreement pursuant to the provisions hereof, this Pass-Through Trust Agreement shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Pass-Through Trust Agreement of the Pass-Through Trustee, the Depositor and the Certificateholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental agreement shall be and be deemed to be part of the terms and conditions of this Pass-Through Trust Agreement for any and all purposes. The Pass-Through Trustee shall deliver to Kmart a true and correct copy of the final form of supplemental agreement as executed by the Depositor and the Pass-Through Trustee.

    Section 10.04. Documents to Be Given to Trustee. The Pass-Through Trustee, subject to the provisions of Sections 8.02, may receive an Officer's Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental agreement complies with the applicable provisions of this Pass-Through Trust Agreement.

    Section 10.05. Notation on Certificates in Respect of Supplemental Agreements. Certificates authenticated and delivered after the execution of any supplemental agreement pursuant to the provisions of this Article may bear a notation in form approved by the Pass-Through Trustee as to any matter provided for by such supplemental agreement. If the Depositor or the Pass-Through Trustee shall so determine, new Certificates so modified as to conform, in the opinion of the Depositor and the Pass-Through Trustee, to any modification of this Pass-Through Trust Agreement contained in any such supplemental agreement may be prepared, executed and authenticated by the Pass-Through Trustee and delivered in exchange for the outstanding Certificates.

    Section 10.06. Supplements to Collateral Trust Agreement. If the Pass-Through Trustee, as holder of the Mortgage Note[s], receives a request for a consent to any supplement to the Collateral Trust Agreement pursuant to
Article 10 thereof, the Pass-Through Trustee shall forthwith notify the Certificateholders of such request and shall ask for instructions from the Certificateholders with respect to such request. The Pass-Through Trustee shall vote in favor of such supplement the percentage of the outstanding principal balance of the Mortgage Note[s] corresponding to the Percentage Interests owned by the Certificateholders who instruct the Pass-Through Trustee that they are in favor of such supplement.


                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

    Section 11.01. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Pass-Through Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Pass-Through Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Pass-Through Trust Agreement.

    Section 11.02. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Pass-Through Trust Agreement or the Pass-Through Trust Property, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Pass-Through Trust Property, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

    No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Pass-Through Trust Property, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Pass-Through Trust Agreement pursuant to any provision hereof.

    No Certificateholder shall have any right by virtue of any provision of this Pass-Through Trust Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Pass-Through Trust Agreement, unless such Holder previously shall have given to the Pass-Through Trustee a written notice of the occurrence of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing in the aggregate Percentage

Interests of not less than 66-2/3% shall have made written request upon the Pass-Through Trustee to institute such action, suit or proceeding in its own name as Pass-Through Trustee hereunder and shall have offered to the Pass-Through Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Pass-Through Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Pass-Through Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Pass-Through Trust Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Pass-Through Trust Agreement, except in the manner herein provided and for the common benefit of Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Pass-Through Trustee shall be entitled to such relief as can be given either at law or in equity.

    Section 11.03. Solicitation of Certificateholders. The Pass-Through Trustee will not solicit, request or negotiate for or with respect to any direction or proposed waiver or amendment of any of the provisions of this Pass-Through Trust Agreement or the Certificates, unless each Holder of the Certificates (irrespective of the amount of Certificates then owned by it) shall be informed thereof by the Pass-Through Trustee and shall be afforded the opportunity of considering the same and shall be supplied by the Pass-Through Trustee with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver effected pursuant to the provisions of this Section shall be delivered by the Pass-Through Trustee to Kmart and each Holder of outstanding Certificates forthwith following the date on which the same shall have been executed and delivered by the Holder or Holders of the requisite percentage of outstanding Certificates. Neither the Depositor nor the Pass-Through Trustee nor any Affiliate thereof will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Certificateholders as consideration for or as an inducement to the entering into by any Certificateholders of any waiver or amendment of any of the terms and provisions of this Pass-Through Trust Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all Certificateholders.

    Under any provisions of this Pass-Through Trust Agreement that relate to consent, waiver, direction, request or demand of or by Certificateholders, each and every Certificateholder shall be entitled to give or make any such consent, waiver, direction, request or demand without request or demand for such action by the Pass-Through Trustee.

    In the event any such direction or similar action is so received by the Pass-Through Trustee under any provision hereof from the Certificateholders of requisite Percentage Interests, the Pass-Through Trustee shall follow the direction of such Certificateholders.

    Section 11.04. Recordation of Agreement. To the extent required by applicable law, this Pass-Through Trust Agreement is subject to recordation in appropriate public offices for real property records in the county or other comparable jurisdiction in which [the] [each] Mortgaged Estate is situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Pass-Through Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary in connection with the [related] Mortgage Loan.

    Section 11.05. Duration of Agreement. This Pass-Through Trust Agreement shall continue in existence and effect until terminated as herein provided.

    SECTION 11.06.  GOVERNING LAW.  THIS PASS-THROUGH TRUST AGREEMENT SHALL
BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

    Section 11.07. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class or registered mail, postage prepaid, to (i) in the case of the Depositor, National Tenant Finance Corporation, 40 North Central Avenue, Suite 2700, Phoenix, Arizona 85004-4441,
Attention: Norman C. Storey, and (ii) in the case of the Pass-Through Trustee, United States Trust Company of New York, c/o U.S. Trust Company of California, N.A., Suite 2700, 555 South Flower Street, Los Angeles California 90071
Attention: Corporate Trust Division, or such other addresses as such Persons may hereafter designate. Any notice required or permitted to be mailed to a Certificateholder shall be given by registered mail, postage prepaid, or by express delivery service, at the address of such Certificateholder as shown in the Certificate Register. A copy of each notice of an Event of Default and all other notices or communications hereunder, including the text of any proposed or final amendment or supplement to this Pass-Through Trust Agreement, given by or to the Certificateholders, the Pass-Through Trustee or the Depositor shall be contemporaneously transmitted to Kmart, 3100 West Big Beaver Road, Troy, Michigan 48084, Attention: Vice President-Real Estate, or to such other address as Kmart may have designated by written notice to the Pass-Through Trustee. The provisions of the foregoing sentence are for the express benefit of Kmart, shall be enforceable by it, and may not be modified or eliminated without its consent.

    Section 11.08. Counterparts. For the purpose of facilitating the recordation of this Pass-Through Trust Agreement as herein provided and for other purposes, this Pass-Through Trust Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

    Section 11.09. Submission to Jurisdiction. Each party hereto hereby consents to the jurisdiction of any state or federal court located within the County of New York, State of New York and irrevocably agrees that all actions or proceedings relating to this Pass-Through Trust Agreement may be litigated in such courts and each such party waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court, waives personal service of any and all process upon it and consents that all such service or process be made by registered or certified mail (return receipt requested) or messengered to it at its address set forth in Section 11.07 or to its Agent referred to below at such Agent's address set forth below and that service so made shall be deemed to be completed in accordance with Section 11.07. Each party hereto hereby appoints the Prentice Hall Corporation System, Inc., with an office on the date hereof at 15 Columbus Circle, New York, New York 11023 as its Agent for the purpose of accepting service of any process within the State of New York and shall execute any confirmation thereof requested by the other party hereto. Nothing in this Section shall affect the right of any party hereto to serve legal process in any other manner permitted by law to bring any action or proceeding in the courts of any jurisdiction against the other party or to enforce a judgment obtained in the courts of any other jurisdiction.

    Section 11.10. Gender; Number. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the context shall require.

    Section 11.11. TIA Controls. If any provision of this Pass-Through Trust Agreement limits, qualifies or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

    Section 11.12.  Certificate and Opinion as to Conditions Precedent.   Upon
any request or application by the Depositor to the Pass-Through Trustee to take any action under this Pass-Through Trust Agreement, the Depositor shall furnish to the Pass-Through Trustee:

         (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Pass-Through Trust Agreement relating to the proposed action have been complied with; and

         (b) an Opinion of Counsel stating that, in the opinion of such counsel all such conditions precedent have been complied with.

    Section 11.13. Statements Required in Certificate or Opinion. Each Officers' Certificate and Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Pass-Through Trust Agreement shall include:

         (a) a statement that each Person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

         (c) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement that, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

    Section 11.14. Benefits of Pass-Through Trust Agreement. Nothing in this Pass-Through Trust Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Certificateholders, any benefit or any legal or equitable right, remedy or claim under this Pass-Through Trust Agreement.

    IN WITNESS WHEREOF, the Depositor and the Pass-Through Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                     NATIONAL TENANT FINANCE CORPORATION,
                                     a Delaware corporation


                                     By_____________________________
                                     Name___________________________
                                     Title__________________________


                                     UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation


                                     By_____________________________
                                     Name___________________________
                                     Title__________________________

STATE OF _______________               ]
                                       ] ss.
CITY OF ________________               ]


    On the ____ day of _________, 199_ before me, a Notary Public in and for said State, personally appeared ______________, known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as ___________ on behalf of NATIONAL TENANT FINANCE CORPORATION, a Delaware corporation, and acknowledged to me that such Corporation executed the within instrument pursuant to its Bylaws or a resolution of its Board of Directors.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

[NOTARIAL SEAL]                               _______________________________
                                                        Notary Public

My Commission Expires:

______________________




STATE OF _______________               ]
                                       ] ss.
CITY OF ________________               ]


    On the ____ day of _________, 199_ before me, a Notary Public in and for said State, personally appeared ______________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as to be a ______________ on behalf of UNITED STATES TRUST COMPANY OF NEW YORK a New York banking corporation, and acknowledged to me that such association executed the within instrument pursuant to its Bylaws or a resolution of its Board of Directors.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


[NOTARIAL SEAL]                               _______________________________
                                                       Notary Public

My Commission Expires:

______________________

                                  EXHIBIT A-1
                             MORTGAGE NOTE SCHEDULE


   (i)         Borrower Name                            -

  (ii)         Mortgaged Estate                         -    See Exhibit A
                                                             attached hereto

 (iii)         Maturity Date                            -    _____ __, 20__

  (iv)         Rate                                     -    ____%

   (v)         First Due Date                           -    ________ __, 199_

  (vi)         Mortgage Payments                        -    See Exhibit B
                                                             attached hereto


 (vii)         Original Principal
               Balance of Mortgage
               Note                                     -    $_______________

                                  EXHIBIT A-2
                              CERTIFICATE SCHEDULE

                                  EXHIBIT A-3
                           CONTENTS OF MORTGAGE FILE

              With respect to the Mortgage Loan, the Mortgage File shall include each of the following items:

                                   EXHIBIT B
                             [FORM OF CERTIFICATE]


[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Pass-Through Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

                   _____%  MORTGAGE PASS-THROUGH CERTIFICATE

                         (____________________________)
                                  SERIES 199_



Pass-Through Trust Agreement                         Original Principal Amount:
Series ____                                          $_________
Dated as of                                          Original Issuance Date:
_______ __, 199_                                     _______________, 199_

Cusip No. ___________                                Maturity Date:
Number R-_                                           ___________, ____


    This Certificate does not represent an obligation of or interest in National Tenant Finance Corporation, a Delaware corporation, Kmart Corporation, any subsidiary of Kmart Corporation, the Collateral Trustee or the Pass-Through Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the underlying Mortgage Note[s] referred to below are guaranteed or insured. To the extent not defined herein, the capitalized terms used herein have the meanings set forth in the Pass-Through Trust Agreement referred to below.


    This certifies that _______________________ (the "Holder") is the registered owner of an undivided ___% beneficial interest in the Pass-Through Trust Property, subject to the terms and conditions of the Pass-Through Trust Agreement. The Pass-Through Trust Property includes [the] mortgage note[s] ("Mortgage Note[s]") issued by the Borrower[s] identified in the Loan Agreement[s] ([individually a] "Borrower" [, collectively "Borrowers"]). The Mortgage Note[s], and certain other property (collectively, "Pass-Through Trust Property") have been transferred as of the date hereof from National Tenant Finance Corporation ("Depositor," which term includes any successor entity under the Pass-Through Trust Agreement referred to below) to the Pass-Through Trustee (as defined below) in trust for the benefit of Certificateholders. The
Pass-Through Trust Property was conveyed to the Pass-Through Trustee pursuant to a Pass-Through Trust Agreement ("Pass-Through Trust Agreement"), dated as of the date hereof, by and among Depositor, as Depositor, and United States Trust Company of New York ("Pass-Through Trustee"), as Pass-Through Trustee, a summary of certain of the pertinent provisions of which is set forth herein. Simultaneously with the transfer of the Pass-Through Trust Property by Depositor to the Pass-Through Trustee, the Depositor has transferred to United States Trust Company of New York, as collateral trustee under that Collateral Trust Agreement dated as of the date hereof, by and among Depositor and such collateral trustee, in trust for the benefit of the Pass-Through Trustee, as holder of the Mortgage Note[s], all right, title and interest of the Depositor in and to the Loan Agreement[s] pursuant to which the Mortgage Note[s] [were] [was] issued, the related Mortgage[s], all other related Loan Documents and certain other property.

    This Certificate is one of a duly authorized issue of Certificates ("Certificates"), designated as "Mortgage Pass-Through Certificates (______________________) Series 199_", and is issued under and is subject to the terms, provisions and conditions of the Pass-Through Trust Agreement. The Holder of this Certificate by acceptance hereof assents to the Pass-Through Trust Agreement and agrees to be bound thereby.

    This Certificate evidences a ___% Percentage Interest for purposes of the Pass-Through Trust Agreement. For purposes of calculations under the Pass-Through Trust Agreement, this Certificate represents an original principal amount as set forth at the head of this Certificate, and is scheduled to bear interest from the date of issuance on the unpaid principal balance hereof at the rate of _____% per annum (computed on the basis of a 360-day year comprised of 12 consecutive 30-day months) payable on each Remittance Date, and is scheduled to bear interest at the rate of _____% per annum (computed on the same basis) on any overdue principal or (to the extent permitted by applicable law) interest under the Mortgage Note[s]. Distributions on any regularly scheduled Remittance Date will include interest on the outstanding Mortgage Note[s] from and including the first day of the sixth month immediately preceding such Remittance Date (or from and including the Closing Date with respect to the first Remittance Date) through the end of the calendar month immediately preceding such Remittance Date. Additional distributions may be made with respect to this Certificate as a result of the prepayment, purchase or acceleration of the Mortgage Note[s] as set forth in the Pass-Through Trust Agreement.

    THIS CERTIFICATE AND ANY OTHER CERTIFICATES ISSUED PURSUANT TO
THE PASS-THROUGH TRUST AGREEMENT ARE EQUALLY AND RATABLY SECURED BY THE PASS-THROUGH TRUST PROPERTY.

    Distributions on this Certificate will be made by the Pass-Through
Trustee to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Pass-Through Trust Agreement and notwithstanding the preceding sentence, the



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

final distribution on this Certificate will be made after notice mailed by the Pass-Through Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Pass-Through Trustee specified in such notice.

    On each Remittance Date, the Pass-Through Trustee will cause to be distributed to the Holder from funds in the Certificate Account an amount equal to the aggregate scheduled Debt Service, to the extent available, on this Certificate for such Remittance Date. The Debt Service on this Certificate is set forth on the Debt Service Schedule attached hereto and made a part hereof by this reference. The Debt Service is subject to adjustment as a consequence of prepayment, purchase or acceleration of the Mortgage Note[s] and as a consequence of adjustment to the Annual Rental due under the Lease[s] [each of] which secures [the] [a] Mortgage Note.

    The Pass-Through Trustee will cause to be kept at its Corporate Trust Office, or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe in compliance with the Pass-Through Trust Agreement, the Pass-Through Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Pass-Through Trustee maintained for such purpose, the Pass-Through Trustee will, subject to the limitations set forth in the Pass-Through Trust Agreement, execute, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate or Certificates of a like tenor and aggregate Percentage Interest and dated the date of such execution and authentication by the Pass-Through Trustee.

    No service charge will be made to the Holder for any transfer or exchange of any Certificate, but the Pass-Through Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of any Certificate. Prior to due presentation of a Certificate for registration of transfer, the Pass-Through Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the undivided interest in the Pass-Through Trust Property evidenced thereby for the purpose of receiving distributions pursuant to the Pass-Through Trust Agreement and for all other purposes whatsoever, and the Pass-Through Trustee will not be affected by any notice to the contrary.

    The Pass-Through Trust Agreement may be amended from time to time by the Depositor and the Pass-Through Trustee with the consent of Kmart but without the consent of the Certificateholders in certain circumstances specified in the Pass-Through Trust Agreement. The Pass-Through Trust Agreement may, under certain other circumstances specified in the Trust Agreement, be amended from time to time by the Depositor and the Pass-Through Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interest of the Certificates issued and outstanding for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pass-Through Trust Agreement or of modifying in any manner the rights of the Certificateholders; provided that no such amendment may (i) modify the provision of the Pass-Through Trust Agreement that concerns notifying Certificateholders of the occurrence of an Event of Default, modify the provision of the Pass-Through Trust Agreement concerning approving supplements to the Pass-Through Trust Agreement that require the approval of Certificateholders, or modify the definition of "Certificateholder" in the Pass-Through Trust Agreement, (ii) modify the definition of "Percentage Interest" in the Trust Agreement or reduce the Percentage Interests, the consent of the Holders of Certificates of which is required for any such supplement to the Pass-Through Trust Agreement, or the consent of the Holders of Certificates of which is required for any waiver provided for in the Pass-Through Trust Agreement; (iii) reduce the amount or extend the time of payment of any amount owing or payable under the Mortgage Note[s] or distributions to be made on any Certificate, or impair the right of any Certificateholder to commence legal proceedings to enforce a right to receive payment hereunder or under the Pass-Through Trust Agreement; or (iv) create or permit the creation of any lien on the Trust Property or any part thereof, or deprive any Certificateholder of the benefit of the Pass-Through Trust Agreement, whether by disposition of such Trust Property or otherwise, without the consent of each affected Certificateholder and, with respect to
(ii) and (unless there is a monetary default under the related Lease)
(iii), Kmart.

    The respective obligations and responsibilities of the Depositor and the Pass-Through Trustee under the Pass-Through Trust Agreement will terminate upon the final payment, prepayment in full or other liquidation of the Mortgage Note[s] and the remittance of all funds due under the Pass-Through Trust Agreement; provided, however, that in no event shall the Pass-Through Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.



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

     IN WITNESS WHEREOF, the Pass-Through Trustee has caused this Certificate to be duly executed by one of its authorized officers.

Dated:  _______ __, 199_                          UNITED STATES TRUST COMPANY OF
                                                  NEW YORK, solely as
                                                  Pass-Through Trustee  under
                                                  the Pass-Through Trust
                                                  Agreement Series _____ dated
                                                  as of _______ __, 1994 with
                                                  National Tenant Finance
                                                  Corporation and not in its
                                                  individual capacity.

                                                 By_____________________________
                                                   Authorized Officer

                    [FORM OF CERTIFICATE OF AUTHENTICATION]


    This is one of the Certificates defined in the Pass-Through Trust Agreement Series _____ dated as of _________ __, 199_ with National Tenant Finance Corporation.

Dated:  __________ __, 199_                   UNITED STATES TRUST COMPANY OF
                                              NEW YORK, as Pass-Through Trustee


                                              By_____________________________
                                                Authorized Officer




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